Exhibit 99.1

EXECUTION VERSION

MORTGAGE LOAN PURCHASE AGREEMENT

This Mortgage Loan Purchase Agreement (this “Agreement”), is dated and effective as of March 16, 2012, between Wells Fargo Bank, National Association (“Wells Fargo Bank”), as seller (in such capacity, together with its successors and permitted assigns hereunder, the “Mortgage Loan Seller”), and Wells Fargo Commercial Mortgage Securities, Inc. (“WFCMSI”), as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the “Purchaser”).

RECITALS

Wells Fargo Bank desires to sell, assign, transfer, set over and otherwise convey to WFCMSI, without recourse, representation or warranty, other than as set forth herein, and WFCMSI desires to purchase, subject to the terms and conditions set forth herein, the commercial, multifamily and manufactured housing community mortgage loans (collectively, the “Mortgage Loans”) identified on the schedule annexed hereto as Exhibit A (as such schedule may be amended from time to time pursuant to the terms hereof, the “Mortgage Loan Schedule”).

WFCMSI intends to create a trust (the “Trust”), the primary assets of which will be a segregated pool of commercial, multifamily and manufactured housing community mortgage loans, that includes the Mortgage Loans. Beneficial ownership of the assets of the Trust (such assets collectively, the “Trust Fund”) will be evidenced by a series of mortgage pass-through certificates (the “Certificates”). Certain classes of the Certificates will be rated by nationally recognized statistical rating organizations (the “Rating Agencies”). Certain classes of Certificates (the “Registered Certificates”) will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and certain classes of Certificates (the “Non-Registered Certificates”) will not be registered under the Securities Act. The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of April 1, 2012 (the “Pooling and Servicing Agreement”), among WFCMSI, as depositor (in such capacity, the “Depositor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), Wells Fargo Bank, as certificate administrator (in such capacity, the “Certificate Administrator”), as tax administrator (in such capacity, the “Tax Administrator”) and as custodian (in such capacity, the “Custodian”), Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as trust advisor, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof). Any reference to a provision of the Pooling and Servicing Agreement shall be to the Pooling and Servicing Agreement as in full force and effect on the Closing Date. It is anticipated that WFCMSI will transfer the Mortgage Loans to the Trustee on behalf of the Trust Fund contemporaneously with its purchase of the Mortgage Loans hereunder.

WFCMSI intends to sell the Registered Certificates to Wells Fargo Securities, LLC (“WFS”), RBS Securities Inc. (“RBS Securities”) and Citigroup Global Markets Inc. (“Citigroup” and, collectively with WFS and RBS Securities, the “Underwriters”) pursuant to an underwriting agreement, dated as of the date hereof (the “Underwriting Agreement”), among WFCMSI, Wells Fargo Bank and the Underwriters. WFCMSI intends to sell the Non-Registered Certificates to WFS, RBS Securities and J.P. Morgan Securities LLC (together in such capacity, the “Initial Purchasers”) pursuant to a certificate purchase agreement, dated as of the date hereof (the “Certificate Purchase Agreement”), among WFCMSI, Wells Fargo Bank and the Initial Purchasers. The Certificates are more fully described in (a) that certain prospectus supplement dated the date hereof (together with all annexes and exhibits thereto, the “Prospectus Supplement”), relating to the Registered Certificates, which is a supplement to that certain base prospectus, dated as of November 1, 2011 (the “Base Prospectus” and, together with the Prospectus Supplement, the “Prospectus”) and (b) that certain private placement memorandum, dated as of the date hereof (together with all annexes and exhibits thereto, the “Private Placement Memorandum”), relating to the Non-Registered Certificates, as each may be amended or supplemented at any time hereafter.

Wells Fargo Bank will indemnify the Depositor, the Underwriters, the Initial Purchasers and certain related parties with respect to the disclosure regarding the Mortgage Loans that is contained in (a) that certain free writing prospectus, dated as of March 12, 2012, relating to the Registered Certificates, together with all annexes and exhibits thereto (the “Free Writing Prospectus”), (b) that certain preliminary private placement memorandum, dated as of March 12, 2012, relating to the Non-Registered Certificates (together with all annexes and exhibits thereto, the “Preliminary Private Placement Memorandum”), (c) the Prospectus, (d) the Private Placement Memorandum and (e) certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement, dated as of the date hereof (the “Indemnification Agreement”), among Wells Fargo Bank, the Depositor, the Underwriters and the Initial Purchasers.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

SECTION 1. Agreement to Purchase. The Mortgage Loan Seller agrees to sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, representation or warranty, other than as set forth herein, and the Purchaser agrees to purchase from the Mortgage Loan Seller, subject to the terms and conditions set forth herein, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on April 4, 2012 or such other date as shall be mutually acceptable to the parties hereto (the “Closing Date”). As of the Cut-off Date, the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans on or before such date, whether or not received, of $506,055,754, subject to a variance of plus or minus 5%. The purchase price for the Mortgage Loans shall be an amount set forth on the cross receipt between Wells Fargo Bank and the Purchaser dated the date hereof (which price reflects no deduction for any transaction expenses for which the Mortgage Loan Seller is responsible). The Purchaser shall pay such purchase price to the Mortgage Loan Seller on the Closing Date by wire transfer in immediately available funds or by such other method as shall be mutually acceptable to the parties hereto.

2

SECTION 2. Conveyance of the Mortgage Loans.

(a) Effective as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 hereof and the other conditions to the Mortgage Loan Seller’s obligations set forth herein, the Mortgage Loan Seller does hereby sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, representation or warranty, other than as set forth herein, all of the right, title and interest of the Mortgage Loan Seller in, to and under the Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files. Such assignment includes all scheduled payments of principal and interest under and proceeds of the Mortgage Loans received after their respective Cut-off Dates (other than scheduled payments of interest and principal due on or before their respective Cut-off Dates, which shall belong and be promptly remitted to the Mortgage Loan Seller) together with all documents delivered or caused to be delivered hereunder with respect to such Mortgage Loans by the Mortgage Loan Seller (including all documents included in the related Mortgage Files and Servicing Files and any related Additional Collateral). The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after their respective Cut-off Dates, and all other recoveries of principal and interest collected thereon after their respective Cut-off Dates (other than scheduled payments of principal and interest due on the Mortgage Loans on or before their respective Cut-off Dates and collected after such respective Cut-off Dates or, in the case of Replacement Mortgage Loans (if any), due on or prior to the related date of substitution and collected after such date, in each case, which shall belong to the Mortgage Loan Seller).

After the Mortgage Loan Seller’s transfer of the Mortgage Loans to the Purchaser, as provided herein, the Mortgage Loan Seller shall not take any action inconsistent with the Purchaser’s ownership of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Mortgage Loan Seller is expressly permitted to complete subsequent to the Closing Date, the Mortgage Loan Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser.

(b) The conveyance of the Mortgage Loans and the related rights and property accomplished hereby is intended by the parties hereto to constitute a sale by the Mortgage Loan Seller of all the Mortgage Loan Seller’s right, title and interest in and to such Mortgage Loans and such other related rights and property by the Mortgage Loan Seller to the Purchaser. Furthermore, it is not intended that such conveyance be a pledge of security for a loan. If such conveyance is determined to be a pledge of security for a loan, however, then: (i) this Agreement shall constitute a security agreement under applicable law; (ii) the Mortgage Loan Seller shall be deemed to have granted to the Purchaser, and in any event, the Mortgage Loan Seller hereby grants to the Purchaser, a first priority security interest in all of the Mortgage Loan Seller’s right, title and interest, whether now owned or hereafter acquired, in and to (1) the Mortgage Loans, (2) all documents included in the related Mortgage Files and Servicing Files, (3) all scheduled payments of principal and interest due on the Mortgage Loans after their respective Cut-off Dates, and (4) all other recoveries of principal and interest collected thereon after their respective Cut-off Dates (other than scheduled payments of principal and interest due on the Mortgage Loans on or before their respective Cut-off Dates and collected after such respective Cut-off

3

Dates or, in the case of Replacement Mortgage Loans (if any), due on or prior to the related date of substitution and collected after such date); (iii) the assignment by WFCMSI to the Trustee of its interests in the Mortgage Loans as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (iv) the possession by the Purchaser (or the Custodian) of the Mortgage Notes with respect to the Mortgage Loans subject hereto from time to time and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law; and (v) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. The Mortgage Loan Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that the security interest created under this paragraph is a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

(c) In connection with the Mortgage Loan Seller’s assignment pursuant to Section 2(a) above, the Mortgage Loan Seller, at its expense, shall deliver to and deposit with, or cause to be delivered to and deposited with, the Custodian, (x) on or before the Closing Date, the Mortgage Note relating to each Mortgage Loan so assigned, endorsed to the Trustee or in blank as specified in clause (i) of the definition of “Mortgage File” (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note as specified in clause (i) of the definition of “Mortgage File”) and (y) on or before the date that is 45 days following the Closing Date, the remainder of the Mortgage File for each Mortgage Loan and any Additional Collateral (other than Reserve Funds, which shall be transferred to the Master Servicer and other than the originals of Letters of Credit, which shall be transferred to the Master Servicer) for each Mortgage Loan. Notwithstanding the preceding sentence, if the Mortgage Loan Seller cannot or does not so deliver, or cause to be delivered, as to any Mortgage Loan:

(i) the original or a copy of any of the documents and/or instruments referred to in clauses (ii), (iii), (vii) and (ix)(A) of the definition of “Mortgage File”, with evidence of recording or filing (if applicable, and as the case may be) thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as the case may be, then, so long as a copy of such document or instrument, certified by the Mortgage Loan Seller or title agent as being a copy of the document deposited for recording or filing (and, in the case of such clause (ii), accompanied by an Officer’s Certificate of the Mortgage Loan Seller or a statement from the title agent to the effect that such original Mortgage has been sent to the appropriate public recording official for recordation), has been delivered to the Custodian on or before the date that is 45 days following the Closing Date, the delivery requirements of this subsection shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File; or

4

(ii) the original of any of the documents and/or instruments referred to in clauses (iv) and (ix)(B) of the definition of “Mortgage File”, because such document or instrument has been delivered for recording or filing, as the case may be, then, so long as a copy of such document or instrument, certified by the Mortgage Loan Seller, a title agent or a recording or filing agent as being a copy of the document deposited for recording or filing and accompanied by an Officer’s Certificate of the Mortgage Loan Seller or a statement from the title agent that such document or instrument has been sent to the appropriate public recording official for recordation (except that such copy and certification shall not be required if the Custodian is responsible for recordation of such document or instrument under the Pooling and Servicing Agreement and the Mortgage Loan Seller has delivered the original unrecorded document or instrument to the Custodian on or before the date that is 45 days following the Closing Date), has been delivered to the Custodian on or before the date that is 45 days following the Closing Date, the delivery requirements of this subsection shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File;

provided, however, that in each case the Mortgage Loan Seller shall nonetheless (1) from time to time make or cause to be made reasonably diligent efforts to obtain such document or instrument (with such evidence) if it is not returned within a reasonable period after the date when it was transmitted for recording and (2) deliver such document or instrument to the Custodian (if such document or instrument is not otherwise returned to the Custodian) promptly upon the Mortgage Loan Seller’s receipt thereof).

In addition, with respect to each Mortgage Loan under which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Mortgage Loan Seller shall cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to the Trustee the Mortgage Loan Seller’s rights as the beneficiary thereof and drawing party thereunder. Furthermore, with respect to each Mortgage Loan, if any, as to which there exists a secured creditor impaired property insurance policy or pollution limited liability environmental impairment policy covering the related Mortgaged Property, the Mortgage Loan Seller shall cause such policy, within a reasonable period following the Closing Date, to inure to the benefit of the Trustee for the benefit of the Certificateholders (if and to the extent that it does not by its terms automatically inure to the holder of such Mortgage Loan). For purposes of this Section 2(c), the relevant definition of “Mortgage File” shall be the definition of such term set forth in the Pooling and Servicing Agreement as in full force and effect on the Closing Date.

(d) Pursuant to Section 2.01(e) of the Pooling and Servicing Agreement, as soon as reasonably possible, and in any event within 45 days after the later of (i) the Closing Date (or in the case of a Replacement Mortgage Loan substituted as contemplated by Section 2.03 of the Pooling and Servicing Agreement, after the related date of substitution) and (ii) the date on which all recording information necessary to complete the subject document is received by the Custodian, the Custodian is required to complete (or cause to be completed), to the extent necessary, and shall submit (or cause to be submitted) for recording or filing, as the case may be, including via electronic means, if appropriate, in or with the appropriate office for real property records or UCC Financing Statements, as applicable, each assignment of Mortgage and

5

assignment of Assignment of Leases in favor of the Trustee referred to in clause (iv) of the definition of “Mortgage File” in the Pooling and Servicing Agreement and each assignment of UCC Financing Statement in favor of the Trustee referred to in clause (ix)(B) of the definition of “Mortgage File” in the Pooling and Servicing Agreement. Each such assignment will reflect that it should be returned by the public recording office to the Custodian following recording, and each such assignment of UCC Financing Statement will reflect that the file copy thereof or an appropriate receipt therefor, as applicable, should be returned to the Custodian following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Custodian will be required to obtain therefrom a copy of the recorded original. If any assignment or other instrument of transfer with respect to the Mortgage Loans is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Mortgage Loan Seller shall prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be, pursuant to any direction received from the Custodian in connection therewith. The Mortgage Loan Seller shall be responsible for all reasonable out-of-pocket costs and expenses associated with recording and/or filing any and all assignments and other instruments of transfer with respect to the Mortgage Loans that are required to be recorded or filed, as the case may be, under the Pooling and Servicing Agreement; provided that the Mortgage Loan Seller shall not be responsible for costs and expenses that the related Borrowers have agreed to pay.

(e) In connection with the Mortgage Loan Seller’s assignment pursuant to Section 2(a) above, the Mortgage Loan Seller, at its expense, shall deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer, on or before the Closing Date, the following items: (i) a copy of the Mortgage File for each Mortgage Loan (except that copies of instruments of assignment will be delivered by the Custodian when the originals are returned to it in accordance with the requirements of Section 2.01(e) of the Pooling and Servicing Agreement); (ii) originals or copies of all financial statements, appraisals, environmental reports, engineering reports, transaction screens, seismic assessment reports, leases, rent rolls, Insurance Policies and certificates, major space leases, legal opinions and tenant estoppels and any other relevant documents relating to the origination and servicing of any Mortgage Loan that are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan in the possession or under the control of the Mortgage Loan Seller that relate to the Mortgage Loans transferred by it to the Purchaser and, to the extent that any original documents or copies, as applicable, of the following documents are not required to be a part of a Mortgage File for any such Mortgage Loan, originals or copies of all documents, certificates and opinions in the possession or under the control of the Mortgage Loan Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of such Mortgage Loans (provided that the Mortgage Loan Seller shall not be required to deliver any attorney client privileged communication, draft documents or any documents or materials prepared by it or its Affiliates for internal uses, including without limitation, credit committee briefs or memoranda and other internal approval documents); and (iii) all unapplied Reserve Funds and Escrow Payments in the possession or under the control of the Mortgage Loan Seller that relate to the Mortgage Loans. In addition, not later than the Closing Date, the Mortgage Loan Seller shall provide to the Master Servicer the initial data with respect to each Mortgage Loan that is necessary for the preparation of the initial CREFC Financial File and CREFC Loan Periodic Update File required to be delivered by the Master Servicer under the Pooling and Servicing Agreement.

6

(f) Under generally accepted accounting principles (“GAAP”) and for federal income tax purposes, the Mortgage Loan Seller shall report its transfer of the Mortgage Loans to the Purchaser, as provided herein, as a sale of the Mortgage Loans to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, the Mortgage Loan Seller shall cause all of its records to reflect such transfer as a sale (as opposed to a secured loan) and to reflect that the Mortgage Loans are no longer property of the Mortgage Loan Seller. In no event shall the Mortgage Loan Seller take any action that is inconsistent with the Trust Fund’s ownership of each Mortgage Loan following the Closing Date.

(g) The Mortgage Loan Schedule, as it may be amended from time to time, shall conform to the requirements set forth in the Pooling and Servicing Agreement. The Mortgage Loan Seller shall, within 15 days of its discovery or receipt of notice of any error on the Mortgage Loan Schedule, amend such Mortgage Loan Schedule and deliver to the Purchaser or the Trustee, as the case may be, an amended Mortgage Loan Schedule; provided that this sentence shall not be construed to relieve the Mortgage Loan Seller of any liability for any related Breach.

SECTION 3. Examination of Mortgage Loan Files and Due Diligence Review. The Mortgage Loan Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans, that may be undertaken by or on behalf of the Purchaser on or before the Closing Date. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans, shall not affect the Purchaser’s right to pursue any remedy available in equity or at law for a breach of the Mortgage Loan Seller’s representations and warranties made pursuant to Section 4, except as expressly set forth in Section 5.

SECTION 4. Representations, Warranties and Covenants of the Mortgage Loan Seller and the Purchaser.

(a) The Mortgage Loan Seller hereby makes, as of the Closing Date (and, in connection with any replacement of a Defective Mortgage Loan (as defined in Section 4(g) hereof) with one or more Replacement Mortgage Loans (as defined in Section 4(g) hereof), pursuant to Section 5(a) hereof, as of the related date of substitution), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B-1. The Purchaser hereby makes, as of the Closing Date, to and for the benefit of the Mortgage Loan Seller, each of the representations and warranties set forth in Exhibit B-2.

(b) The Mortgage Loan Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit C, subject to the exceptions set forth in Schedule C. The Mortgage Loan Seller is also referred to herein as the “Responsible Repurchase Party”.

(c) The Mortgage Loan Seller hereby represents and warrants, as of the Closing Date, to and for the benefit of WFCMSI only, that the Mortgage Loan Seller has not dealt with any broker, investment banker, agent or other person (other than the Depositor or an

7

affiliate thereof, the Underwriters and the Initial Purchasers) who may be entitled to any commission or compensation in connection with the sale to the Purchaser of the Mortgage Loans.

(d) The Mortgage Loan Seller hereby represents and warrants that, with respect to the Mortgage Loans and the Mortgage Loan Seller’s role as “originator” (or the role of any third party as “originator” of any Mortgage Loan for which the Mortgage Loan Seller was not the originator) and “sponsor” in connection with the issuance of the Registered Certificates, the information regarding the Mortgage Loans, the related Borrowers, the related Mortgaged Properties and/or the Mortgage Loan Seller contained in the Prospectus Supplement complies in all material respects with the applicable disclosure requirements of Regulation AB. As used herein, “Regulation AB” means Subpart 229.1100—Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506 - 1,631 (January 7, 2005)), or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

(e) [Reserved.]

(f) With respect to each Servicing Function Participant that services a Mortgage Loan as of the Closing Date, the Mortgage Loan Seller (i) represents and warrants that it has caused each such Servicing Function Participant to be required to comply, as evidenced by written documentation between each such Servicing Function Participant and the Mortgage Loan Seller, with all reporting requirements set forth in Article 11 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Mortgage Loans, and (ii) covenants with the Purchaser that, for so long as the Trust Fund is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it shall cause each Servicing Function Participant that services a Mortgage Loan as of the Closing Date to comply with all reporting requirements set forth therein.

(g) The Responsible Repurchase Party hereby agrees that it shall be deemed to make to and for the benefit of the Purchaser, as of the date of substitution, with respect to any replacement Mortgage Loan (a “Replacement Mortgage Loan”) that is substituted for a Defective Mortgage Loan by the Responsible Repurchase Party pursuant to Section 5(a) of this Agreement, each of the representations and warranties set forth in Exhibit C to this Agreement. For purposes of the representations and warranties set forth in Exhibit C, representations and warranties made as of the Closing Date or as of the Cut-off Date shall, in the case of a Replacement Mortgage Loan, be made as of the date of substitution. From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a “Mortgage Loan” hereunder for all purposes. A “Defective Mortgage Loan” is any Mortgage Loan as to which there is an unremedied Material Breach or Material Document Defect.

(h) It is understood and agreed that the representations and warranties set forth in or made pursuant to this Section 4 shall survive delivery of the respective Mortgage Files

8

to the Purchaser or its designee and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement or assignment.

SECTION 5. Notice of Breach; Cure, Repurchase and Substitution.

(a) The Responsible Repurchase Party shall, not later than 90 days from discovery by the Responsible Repurchase Party, or the receipt by the Responsible Repurchase Party of notice, of any Material Breach or Material Document Defect with respect to any Mortgage Loan (or, if (x) such Material Breach or Material Document Defect, as the case may be, relates to whether such Mortgage Loan is, or as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution), was, a Qualified Mortgage, and (y) the Responsible Repurchase Party discovered or received prompt written notice of the relation specified in clause (x), then (z) the Responsible Repurchase Party shall, within 90 days after discovery by the Responsible Repurchase Party or any party to the Pooling and Servicing Agreement of such Material Breach or Material Document Defect, as the case may be) (such 90-day period, in any case, the “Initial Resolution Period”), correct or cure such Material Document Defect or Material Breach, as the case may be, in all material respects, or repurchase the affected Mortgage Loan at the applicable Purchase Price; provided, however, that if the Responsible Repurchase Party certifies to the Trustee in writing (i) that such Material Document Defect or Material Breach, as the case may be, does not relate to whether the affected Mortgage Loan is or, as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution), was, a Qualified Mortgage, (ii) that such Material Document Defect or Material Breach, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) that such Responsible Repurchase Party has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach, as the case may be, during the applicable Initial Resolution Period, (iv) in the case of a Material Document Defect, (x) the related Mortgage Loan is not, at the end of the Initial Resolution Period, then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has not occurred as a result of a monetary default or as described in clause (e), (f) or (g) of the definition of “Specially Serviced Mortgage Loan” in the Pooling and Servicing Agreement and (y) the Material Document Defect was not identified in a certification delivered to the Mortgage Loan Seller by the Custodian pursuant to Section 2.02 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect, and (v) that such Responsible Repurchase Party anticipates that such Material Document Defect or Material Breach, as the case may be, will be cured within an additional 90 day period (such additional 90-day period, the “Resolution Extension Period”), then the Responsible Repurchase Party shall have an additional period equal to the Resolution Extension Period to complete such correction or cure (or, upon failure to complete such correction or cure, to repurchase the affected Mortgage Loan); and provided, further, however, that, in lieu of repurchasing the affected Mortgage Loan as contemplated above (but, in any event, no later than such repurchase would have to have been completed), such Responsible Repurchase Party shall be permitted, during the three month period following the Startup Day for the REMIC that holds the affected Mortgage Loan (or during the two-year period following such Startup Day if the affected Mortgage Loan is a “defective obligation” within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulations Section 1.860G-2(f)), to replace the affected Mortgage Loan with one or more Qualifying Substitute Mortgage Loans and to pay a cash amount equal to the applicable Substitution Shortfall Amount. The parties hereto agree that delivery by the Custodian of a

9

certification or schedule of exceptions to the Mortgage Loan Seller pursuant to the Pooling and Servicing Agreement shall not in and of itself constitute delivery of notice of any Material Document Defect or knowledge of the Responsible Repurchase Party of any Material Document Defect. If any Mortgage Loan is to be repurchased or replaced as contemplated by this subsection, the Purchaser or its designee shall be entitled to designate the account to which funds in the amount of the applicable Purchase Price or Substitution Shortfall Amount (as the case may be) are to be wired. Any such repurchase or replacement of a Mortgage Loan shall be on a whole loan, servicing released basis. Notwithstanding this subsection, the absence from the Mortgage File, (i) on the Closing Date of the Mortgage Note (or a lost note affidavit and indemnity with a copy of the Mortgage Note) and (ii) by the first anniversary of the Closing Date of originals or copies of any other Specially Designated Mortgage Loan Document (without the presence of any factor that reasonably mitigates any such absence or non conformity or irregularity) shall be conclusively presumed to be a Material Document Defect and shall obligate the Responsible Repurchase Party to cure such Material Document Defect, or, failing that, replace or repurchase the related Mortgage Loan or REO Mortgage Loan, all in accordance with the procedures set forth herein.

Notwithstanding the foregoing provisions of this Section 5(a), in lieu of the Mortgage Loan Seller performing its obligations with respect to any Material Breach or Material Document Defect provided in the preceding paragraph, to the extent that the Mortgage Loan Seller and the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Mortgage Loan Seller and the Special Servicer on behalf of the Trust Fund, and with the consent of the Subordinate Class Representative to the extent a Subordinate Control Period or Collective Consultation Period is then in effect) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Purchaser that would be deemed sufficient to compensate the Purchaser for a Material Breach or Material Document Defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment to the Purchaser; provided that a Material Document Defect or a Material Breach as a result of a Mortgage Loan not constituting a “qualified mortgage”, within the meaning of Code Section 860G(a)(3), may not be cured by a Loss of Value Payment. Upon its making such payment, the Mortgage Loan Seller shall be deemed to have cured such Material Breach or Material Document Defect in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Purchaser and its assignees regarding any such Material Breach or Material Document Defect, and the Mortgage Loan Seller shall not be obligated to repurchase or replace the affected Mortgage Loan or otherwise cure such Material Breach or Material Document Defect.

The remedies provided for in this subsection with respect to any Material Document Defect or Material Breach with respect to any Mortgage Loan shall apply to the related REO Property.

(b) Whenever one or more Replacement Mortgage Loans are substituted for a Defective Mortgage Loan by the Responsible Repurchase Party as contemplated by this Section 5, upon direction by the Master Servicer, the Responsible Repurchase Party shall deliver to the Custodian the related Mortgage File and a certification to the effect that such Replacement Mortgage Loan satisfies or such Replacement Mortgage Loans satisfy, as the case may be, all of the requirements of the definition of “Qualifying Substitute Mortgage Loan”. No mortgage loan

10

may be substituted for a Defective Mortgage Loan as contemplated by this Section 5 if the Mortgage Loan to be replaced was itself a Replacement Mortgage Loan, in which case, absent a cure of the relevant Material Breach or Material Document Defect, the affected Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after its respective Cut-off Date and on or prior to the related date of substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the Responsible Repurchase Party promptly following receipt.

If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 5, upon direction by the Master Servicer, the Mortgage Loan Seller shall amend the Mortgage Loan Schedule to reflect the removal of any Deleted Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s) and deliver or cause the delivery of such amended Mortgage Loan Schedule to the parties to the Pooling and Servicing Agreement. Upon any substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, such Replacement Mortgage Loan(s) shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

(c) The Responsible Repurchase Party shall be entitled, and the Purchaser shall cause the Pooling and Servicing Agreement to entitle the Responsible Repurchase Party, upon the date when the full amount of the Purchase Price or Substitution Shortfall Amount (as the case may be) for any Mortgage Loan repurchased or replaced as contemplated by this Section 5 has been deposited in the account designated therefor by the Trustee as the assignee of the Purchaser (or the Master Servicer on behalf of the Trustee) and, if applicable, receipt by the Trustee as the assignee of the Purchaser (or the Custodian) of the Mortgage File for each Replacement Mortgage Loan (if any) to be substituted for a Deleted Mortgage Loan, together with any certifications and/or opinions required pursuant to this Section 5 to be delivered by the Responsible Repurchase Party, to (i) a release of the Mortgage File and any Additional Collateral for the Deleted Mortgage Loan to the Responsible Repurchase Party or its designee, (ii) the execution and delivery of such instruments of release, transfer and/or assignment, in each case without recourse, as shall be prepared by the Responsible Repurchase Party and are reasonably necessary to vest in the Responsible Repurchase Party or its designee the ownership of such Deleted Mortgage Loan, and (iii) the execution and delivery of notice to the affected Borrowers of the retransfer of such Deleted Mortgage Loan. In connection with any such repurchase or substitution by the Responsible Repurchase Party, the Purchaser shall also cause the Pooling and Servicing Agreement to require each of the Master Servicer and the Special Servicer to deliver to the Responsible Repurchase Party or its designee, and the Responsible Repurchase Party or its designee shall be entitled to delivery from the Master Servicer and the Special Servicer of, any portion of the related Servicing File, together with any Escrow Payments, Reserve Funds and Additional Collateral, held by or on behalf of the Master Servicer or the Special Servicer, as the case may be, with respect to the Deleted Mortgage Loan, in each case at the expense of the Responsible Repurchase Party.

11

(d) It is understood and agreed that the obligations of the Responsible Repurchase Party set forth in this Section 5 to cure a Material Breach or a Material Document Defect, or to repurchase or replace or make a Loss of Value Payment in respect of the related Defective Mortgage Loan(s), as the case may be, constitute the sole remedies available to the Purchaser, the Certificateholders or the Trustee on behalf of the Certificateholders with respect to a Breach or Document Defect in respect of any Mortgage Loan; provided that this limitation shall not in any way limit the Purchaser’s rights or remedies upon breach of any representation or warranty or covenant by the Mortgage Loan Seller set forth in this Agreement (other than those set forth in Exhibit C).

Notwithstanding the foregoing, to the extent (but only to the extent) that (A) the Responsible Repurchase Party specifically represents in the representations and warranties set forth in Exhibit C attached hereto that the Borrower under a Mortgage Loan is required to pay, or that the lender is entitled to charge the Borrower for, a cost or expense associated with the subject matter of such a representation and warranty set forth in Exhibit C, (B) such representation and warranty is untrue with respect to such cost or expense, (C) such cost or expense is actually incurred or borne by the Trustee, the Master Servicer or the Special Servicer (or another Person acting on behalf of the Trustee as the holder of such Mortgage Loan), (D) the Trustee, the Master Servicer or the Special Servicer (or another Person acting on behalf of the Trustee as the holder of such Mortgage Loan) exercises efforts consistent with the Servicing Standard and the related Mortgage Loan Documents to collect such cost or expense from the Borrower and (E) the Borrower does not pay such cost or expense at or before the conclusion of the efforts described in the preceding clause (D), then the Responsible Repurchase Party hereby covenants and agrees (it being the intention of the parties that all, and not less than all, of the conditions described in the preceding clauses (A), (B), (C), (D) and (E) shall be precedent to such covenant and agreement) to pay such cost or expense within 90 days following a direction by the Trustee, the Master Servicer or the Special Servicer to do so. Also notwithstanding the foregoing, the remedy described in the immediately preceding sentence shall constitute the sole remedy available to the Trustee and any other affected Person with respect to any breach of any representation described in clause (A) of the immediately preceding sentence, the Responsible Repurchase Party shall not otherwise have any obligation to cure such a breach and the Responsible Repurchase Party shall not have any obligation to repurchase or replace the affected Mortgage Loan.

(e) The Mortgage Loan Seller acknowledges and agrees that WFCMSI shall have no liability to the Mortgage Loan Seller or otherwise for any failure of the Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement to perform its obligations provided for thereunder.

(f) The Mortgage Loan Seller (to the extent it receives any request or demand whether oral or written that a Mortgage Loan be repurchased or replaced, whether arising from a Material Breach or Material Document Defect or other breach of a representation or warranty, such recipient a “Seller Request Recipient” and such request or demand, a “Repurchase Request”) agrees to provide to the Depositor: (i) written notice of any Repurchase Request, which notice will specify if such Repurchase Request is a Rule 15Ga-1 Notice; (ii) written notice of (A) the existence of any dispute regarding such Repurchase Request, whether written or oral between such Seller Request Recipient and the Person making such Repurchase Request, (B) the

12

expiration of any applicable Initial Resolution Period, or, if applicable, any Resolution Extension Period (it being acknowledged that no such statement shall be deemed an admission of any Material Breach or Material Document Defect), (C) the withdrawal of such Repurchase Request by the Person making such Repurchase Request, (D) the rejection of such Repurchase Request by the Seller Request Recipient and (E) the repurchase or replacement of any Mortgage Loan pursuant to this Section 5 and Section 2.03 of the Pooling and Servicing Agreement; and (iii) upon reasonable request of the Depositor, such other information in the Seller Request Recipient’s possession as would be necessary to permit the Depositor to comply with its obligations under Rule 15Ga-1 under the Exchange Act to disclose fulfilled and unfulfilled repurchase or replacement requests or demands of any Person relating to any Mortgage Loan or to comply with any other obligations applicable to it under law or regulation.

Each notice required to be delivered pursuant to this Section 5(f) may be delivered by electronic means. Each notice required to be delivered pursuant to clauses (i) and (ii) of the immediately preceding paragraph shall be given not later than the tenth (10th) Business Day after the event giving rise to the requirement for such notice and any information requested pursuant to clause (iii) of the immediately preceding paragraph of shall be provided as promptly as practicable after such request is made. Each notice required to be delivered pursuant to clause (i) of the immediately preceding paragraph shall identify (a) the date on which such Repurchase Request was made, (b) the Mortgage Loan with respect to which such Repurchase Request was made, (c) the identity of the Person making such request, and (d) the basis asserted for such request by such Person. Each notice required to be delivered pursuant to clause (ii) of the immediately preceding paragraph shall identify (a) the date of such withdrawal or rejection, or the date of the commencement of such dispute, as applicable, (b) if pertaining to a dispute, the nature of such dispute, (c) if pertaining to the expiration of an Initial Resolution Period or a Resolution Extension Period, the expiration date of such Initial Resolution Period or, if applicable, a Resolution Extension Period, (d) if pertaining to a withdrawal, the basis for such withdrawal given to the Seller Request Recipient or an indication that no basis was given by the Person withdrawing such Repurchase Request, (e) if pertaining to a rejection by the Seller Request Recipient, the basis for the Seller Request Recipient’s rejection and (f) if pertaining to a repurchase or replacement, the date of such repurchase or replacement.

(g) Each of the Mortgage Loan Seller and the Depositor acknowledge and agree that (i) a Repurchase Request Recipient under the Pooling and Servicing Agreement will not, in connection with providing the Mortgage Loan Seller or the Depositor with any Rule 15Ga-1 Notice under the Pooling and Servicing Agreement, be required to deliver any attorney-client privileged communication or any information protected by the attorney work product doctrine, (ii) any Rule 15Ga-1 Notice delivered to Mortgage Loan Seller or the Depositor under the Pooling and Servicing Agreement is provided only to assist the Mortgage Loan Seller, the Depositor and any of their respective Affiliates in complying with Rule 15Ga-1, Items 1104 and 1121 of Regulation AB and/or any other law or regulation, (iii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided to the Mortgage Loan Seller or the Depositor pursuant to Section 2.03(g) of the Pooling and Servicing Agreement by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to this Agreement or the Pooling and Servicing Agreement and (iv) receipt of a Rule 15Ga-1 Notice or delivery of any notice required to be delivered pursuant to Section 5(f) shall not in and of itself

13

constitute delivery, or receipt, of notice of any Material Document Defect or Material Breach or knowledge of the Mortgage Loan Seller or Responsible Repurchase Party of any Material Document Defect or Material Breach or admission by the Mortgage Loan Seller or Responsible Repurchase Party of the existence of any Material Document Defect or Material Breach.

(h) The Mortgage Loan Seller shall provide to the Depositor relevant portions of any Form ABS-15G that the Mortgage Loan Seller is required to file with the Securities and Exchange Commission (only to the extent that such portions relate to any Mortgage Loan) on or before the date that is five (5) Business Days prior to the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission.

(i) The Depositor shall provide to the Mortgage Loan Seller any relevant portions of any Form ABS-15G that the Depositor is required to file with the Securities and Exchange Commission (only to the extent that such portions relate to any Mortgage Loan and that was not provided by the Mortgage Loan Seller) on or before the date that is five (5) Business Days prior to the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission. The Trust’s CIK# is 0001542830.

SECTION 6. Closing. The closing of the sale of the Mortgage Loans (the “Closing”) shall be held at the offices of special counsel to the Purchaser at 10:00 a.m., New York City time, on the Closing Date.

The Closing shall be subject to each of the following conditions:

(i) All of the representations and warranties of the Mortgage Loan Seller made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date (or as of such other specific date expressly contemplated by any such representation or warranty);

(ii) All documents specified in Section 7 of this Agreement (the “Closing Documents”), in such forms as are agreed upon and reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as such Agreement affects the obligations of the Mortgage Loan Seller hereunder or the rights of the Mortgage Loan Seller as a third party beneficiary thereunder), to the Mortgage Loan Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

(iii) The Mortgage Loan Seller shall have delivered and released to the Purchaser or its designee, all documents, funds and other assets required to be delivered thereto on or before the Closing Date pursuant to Section 2 of this Agreement;

(iv) The result of any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans performed by or on behalf of the Purchaser pursuant to Section 3 hereof shall be satisfactory to the Purchaser in its reasonable determination;

(v) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all

14

material respects, and the Mortgage Loan Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed by it after the Closing Date;

(vi) The Mortgage Loan Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement;

(vii) The Mortgage Loan Seller shall have received the purchase price for the Mortgage Loans, as contemplated by Section 1 of this Agreement;

(viii) Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms; and

(ix) The Securities and Exchange Commission shall not have issued any stop order suspending the effectiveness of WFCMSI’s Registration Statement.

Each of the parties agrees to use their commercially reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

SECTION 7. Closing Documents. The Purchaser or its designee shall have received all of the following Closing Documents, in such forms as are agreed upon and acceptable to the Purchaser, the Underwriters, the Initial Purchasers and the Rating Agencies (collectively, the “Interested Parties”), and upon which the Interested Parties may rely:

(i) This Agreement, duly executed by the Purchaser and the Mortgage Loan Seller;

(ii) Each of the Pooling and Servicing Agreement and the Indemnification Agreement, duly executed by the respective parties thereto;

(iii) An Officer’s Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Mortgage Loan Seller, in his or her individual capacity, and dated the Closing Date, and upon which the Interested Parties may rely, attaching thereto as exhibits (A) the resolutions of the board of directors of the Mortgage Loan Seller authorizing the Mortgage Loan Seller’s entering into the transactions contemplated by this Agreement and the Indemnification Agreement, and (B) the organizational documents of the Mortgage Loan Seller;

(iv) A certificate of good standing with respect to the Mortgage Loan Seller issued by the Comptroller of the Currency of the United States not earlier than 60 days prior to the Closing Date, and upon which the Interested Parties may rely;

(v) A certificate of the Mortgage Loan Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer of the Mortgage Loan Seller on the Mortgage Loan Seller’s behalf and dated the Closing Date, and upon which the Interested Parties may rely;

15

(vi) A written opinion of in-house or independent counsel for the Mortgage Loan Seller, dated the Closing Date and addressed to the Interested Parties and the Trustee and the other parties to the Pooling and Servicing Agreement, relating to the Mortgage Loan Seller’s due authorization, execution and delivery of this Agreement and the Indemnification Agreement;

(vii) A written opinion of special counsel for the Mortgage Loan Seller, dated the Closing Date and addressed to the Interested Parties and the Trustee and the other parties to the Pooling and Servicing Agreement, relating to the enforceability of this Agreement against the Mortgage Loan Seller;

(viii) A letter from special counsel for the Mortgage Loan Seller, dated the Closing Date and addressed to WFCMSI, the Underwriters (only with respect to the Free Writing Prospectus) and the Initial Purchasers (only with respect to the Preliminary Private Placement Memorandum), relating to the information regarding the Mortgage Loans set forth in agreed upon sections of the Free Writing Prospectus and in the Preliminary Private Placement Memorandum (as the same may be amended or supplemented on or before the pricing date for the Certificates) substantially to the effect that nothing has come to such special counsel’s attention that would lead such counsel to believe that the agreed upon portions of the Free Writing Prospectus or the Preliminary Private Placement Memorandum, at the time when sales to purchasers of the Certificates were first made, which was approximately 2:30 p.m. (Eastern Daylight Time) on March 16, 2012 with respect to the Certificates (other than the Class X-A, Class X-B and Class R Certificates), was approximately 11:00 a.m. (Eastern Daylight Time) on March 21, 2012 with respect to the Class X-A and X-B Certificates and was approximately 1:37 p.m. (Eastern Daylight Time) on March 23, 2012 with respect to the Class R Certificates (collectively, as the context requires, the “Time of Sale”), contained, with respect to the Mortgage Loan Seller or the Mortgage Loans, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein relating to the Mortgage Loan Seller or the Mortgage Loans, the related borrowers or the related Mortgaged Properties, in light of the circumstances under which they were made, not misleading;

(ix) A letter from special counsel for the Mortgage Loan Seller, dated the Closing Date and addressed to WFCMSI, the Underwriters (only with respect to the Prospectus) and the Initial Purchasers (only with respect to the Private Placement Memorandum), relating to the information regarding the Mortgage Loans set forth in agreed upon sections of the Prospectus and the Private Placement Memorandum (as the same may be amended or supplemented on or before the Closing Date) substantially to the effect that (a) nothing has come to such special counsel’s attention that would lead such counsel to believe that the agreed upon portions of the Prospectus or the Private Placement Memorandum as of the date thereof or as of the Closing Date contained or contains, with respect to the Mortgage Loan Seller or the Mortgage Loans, the related borrowers or the related Mortgaged Properties, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Mortgage Loan Seller or the Mortgage Loans, in light of the circumstances under which they were made, not misleading and (b) that, with respect to information regarding

16

the Mortgage Loan Seller and the Mortgage Loans, the related borrowers or the related Mortgaged Properties, the Prospectus is appropriately responsive in all material respects to the applicable requirements of Regulation AB.

(x) Copies of all other opinions rendered by counsel for the Mortgage Loan Seller to the Rating Agencies in connection with the transactions contemplated by this Agreement, including, but not limited to, with respect to the characterization of the transfer of the Mortgage Loans hereunder as a true sale, with each such opinion to be addressed to the other Interested Parties and the Trustee or accompanied by a letter signed by such counsel stating that the other Interested Parties and the Trustee may rely on such opinion as if it were addressed to them as of date thereof;

(xi) One or more agreed-upon procedures letters from a nationally recognized firm of certified public accountants acceptable to the Underwriters and the Initial Purchasers, dated (A) the date of the Free Writing Prospectus and the Preliminary Private Placement Memorandum, and (B) the date of the Prospectus Supplement and the Private Placement Memorandum, respectively, and addressed to, and in form and substance acceptable to, the Interested Parties (other than the Rating Agencies), stating in effect that, using the assumptions and methodology used by the Mortgage Loan Seller, WFCMSI, the Underwriters or the Initial Purchasers, as applicable, all of which shall be described in such letters, and which shall include a comparison of certain mortgage loan related-documents to the information set forth in the Master Tape (as defined in the Indemnification Agreement), they have recalculated such numbers and percentages relating to the Mortgage Loans set forth in the Free Writing Prospectus and the Preliminary Private Placement Memorandum, and set forth in the Prospectus Supplement and the Private Placement Memorandum, respectively, and have compared the results of their calculations to the corresponding items in the Free Writing Prospectus and the Preliminary Private Placement Memorandum, and in the Prospectus Supplement and the Private Placement Memorandum, respectively, and found each such number and percentage set forth in the Free Writing Prospectus and the Preliminary Private Placement Memorandum, and in the Prospectus Supplement and the Private Placement Memorandum, respectively, to be in agreement with the results of such calculations;

(xii) If any of the Certificates are “mortgage related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended, a Certificate of the Mortgage Loan Seller regarding origination of the Mortgage Loans by specified originators as set forth in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended; and

(xiii) Such further certificates, opinions and documents as the Purchaser may reasonably request or any Rating Agency may require.

SECTION 8. Additional Reporting Under Regulation AB.

(a) With respect to any period during which the Trust is subject to the reporting requirements of the Exchange Act, the Mortgage Loan Seller shall provide to the Depositor and the Certificate Administrator any information that constitutes “Additional Form

17

10-D Information” or “Additional Form 10-K Information” but only if and to the extent that the Mortgage Loan Seller (or any originator of the Mortgage Loans sold by the Mortgage Loan Seller to the Depositor, if such originator constitutes an “originator” contemplated by Item 1110(b) of Regulation AB and such information is required to be reported with respect to such originator) is the applicable “Party Responsible” (solely in its capacity as a sponsor or originator (or as successor in interest to any predecessor originator), within the meaning of Regulation AB, of any Mortgage Loans) under the terms of Schedule V or Schedule VI to the Pooling and Servicing Agreement (it being acknowledged that the Mortgage Loan Seller (solely as in its capacity as a sponsor or originator (or as successor in interest to any predecessor originator), within the meaning of Regulation AB, of any Mortgage Loans) does not constitute the “Party Responsible” for any “Form 8-K Information” set forth on Schedule VII of the Pooling and Servicing Agreement). In each case, such delivery shall be made in a form readily convertible to an EDGAR compatible form, or in such other form as otherwise agreed by the Depositor, the Certificate Administrator and the Mortgage Loan Seller. In each case, such delivery shall be made not later than 5 calendar days after the related Distribution Date (in the case of any such “Additional Form 10-D Information”), no later than March 7th of each year subsequent to the fiscal year that the Trust is subject to the Exchange Act reporting requirements (in the case of any such “Additional Form 10-K Information”). In no event shall the Mortgage Loan Seller be required to provide any information that is not required to be reported on Form 10-D or Form 10-K, as the case may be, under the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder.

(b) The Mortgage Loan Seller shall indemnify and hold harmless the Depositor and its directors and officers, and each other person who controls the Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) a failure of the Mortgage Loan Seller to perform its obligations under subsection (a) or (ii) negligence, bad faith or willful misconduct on the part of the Mortgage Loan Seller in the performance of such obligations.

(c) If the indemnification provided for in subsection (b) is unavailable or insufficient to hold harmless the persons referred to in subsection (b), the Mortgage Loan Seller shall contribute to the amount paid or payable to such person as a result of the losses, claims, damages or liabilities referred to in subsection (b) of such persons in such proportion as is appropriate to reflect the relative fault of such persons on the one hand and the Mortgage Loan Seller on the other in connection with a breach of the Mortgage Loan Seller’s obligations pursuant to subsection (a) or the Mortgage Loan Seller’s negligence, bad faith or willful misconduct in connection therewith.

SECTION 9. Costs. Whether or not this Agreement is terminated, the Mortgage Loan Seller will pay its pro rata share (the Mortgage Loan Seller’s pro rata portion to be determined according to the percentage that the aggregate principal balance as of the Cut-off Date of all the Mortgage Loans represents as to the Cut-off Date Pool Balance) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of the Purchaser in connection with the purchase of the Mortgage Loans; (ii) the costs and expenses of reproducing and delivering the Pooling and

18

Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (iii) the reasonable and documented set-up fees, costs and expenses of the Trustee, the Certificate Administrator and their respective counsel; (iv) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Mortgage Loan Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Free Writing Prospectus, the Preliminary Private Placement Memorandum, the Prospectus and the Private Placement Memorandum or any other marketing materials or structural and collateral term sheets (or any similar item), including the cost of obtaining any agreed-upon procedures letters with respect to such items; (v) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, including reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with printing (or otherwise reproducing) and delivering this Agreement and the furnishing to the Underwriters or the Initial Purchasers, as applicable, of such copies of the Free Writing Prospectus, the Preliminary Private Placement Memorandum, the Prospectus and the Private Placement Memorandum or any other marketing materials or structural and collateral term sheets (or any similar item) and this Agreement as the Underwriters and the Initial Purchasers may reasonably request; (viii) the fees of the rating agency or agencies engaged to consider rating the Certificates or hired and requested to rate the Certificates; (x) all registration fees incurred by the Purchaser in connection with the filing of its Registration Statement allocable to the issuance of the Registered Certificates; and (xi) the reasonable fees and expenses of special counsel to the Purchaser.

SECTION 10. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by similar mailed writing, if to the Purchaser, addressed to the Purchaser at 375 Park Avenue, 2nd Floor, J0127-023, New York, New York 10152-023, Attention: A.J. Sfarra (with copies to the attention of Jeff D. Blake, Esq., Senior Counsel, Wells Fargo Law Department, D1053-300, 301 South College St., Charlotte, North Carolina 28288), or such other address as may be designated by the Purchaser to the Mortgage Loan Seller in writing, or, if to the Mortgage Loan Seller, addressed to the Mortgage Loan Seller at 301 South College St., Charlotte, North Carolina 28288, Attention: WFRBS 2012-C6 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2012-C6, or such other address as may be designated by the Mortgage Loan Seller to the Purchaser in writing.

SECTION 11. Miscellaneous. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or terminated except by a writing signed by a duly authorized officer of the party against whom enforcement of such change, waiver, discharge or termination is sought to be enforced. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder. The Mortgage Loan Seller shall be

19

an express third party beneficiary to the Pooling and Servicing Agreement to the extent set forth therein.

SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Mortgage Loan Seller delivered pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Mortgage Loan Seller to WFCMSI and by WFCMSI to the Trust, notwithstanding any restrictive or qualified endorsement or assignment in respect of any Mortgage Loan.

SECTION 13. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

SECTION 14. Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THE AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE PURCHASER AND THE MORTGAGE LOAN SELLER HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, THE DEFENSE OF AN INCONVENIENT FORUM; (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (V) WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATING TO OR ARISING OUT OF THIS AGREEMENT.

20

SECTION 15. Further Assurances. The Mortgage Loan Seller and the Purchaser each agrees to execute and deliver such instruments and take such further actions as any other party hereto may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

SECTION 16. Successors and Assigns. The rights and obligations of the Mortgage Loan Seller under this Agreement shall not be assigned by the Mortgage Loan Seller without the prior written consent of the Purchaser, except that any person into which the Mortgage Loan Seller may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Mortgage Loan Seller is a party, or any person succeeding to all or substantially all of the business of the Mortgage Loan Seller, shall be the successor to the Mortgage Loan Seller hereunder. In connection with its transfer of the Mortgage Loans to the Trust as contemplated by the recitals hereto, WFCMSI is expressly authorized to assign its rights under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller and the Purchaser, and their respective successors and permitted assigns.

SECTION 17. Information. The Mortgage Loan Seller shall provide the Purchaser with such information about itself, the Mortgage Loans and the underwriting and servicing procedures applicable to the Mortgage Loans as is (i) required under the provisions of Regulation AB, (ii) required by a Rating Agency or a governmental agency or body or (iii) reasonably requested by the Purchaser for use in a private disclosure document.

SECTION 18. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters; provided, however, that in no event shall this provision be construed to limit the effect of the Indemnification Agreement or the memorandum of understanding dated January 6, 2012 between the Mortgage Loan Seller, the Purchaser and certain other parties or any separate acknowledgments and agreements executed and delivered pursuant to such memorandum of understanding.

[SIGNATURE PAGE FOLLOWS]

21

IN WITNESS WHEREOF, the Mortgage Loan Seller and the Purchaser have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Brigid M. Mattingly
Name:	Brigid M. Mattingly
Title:	Executive Vice President

WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC.

By:	/s/ Anthony Sfarra
Name:	Anthony Sfarra
Title:	Director

WFRBS 2012-C6 Mortgage Loan Purchase Agreement (Wells Fargo Bank)

Exhibit A

SCHEDULE OF WELLS FARGO BANK MORTGAGE LOANS

Mortgage Loan Schedule

Mortgage Loan Number	Securitization Control Number	Property Name	Address	City	State	Zip Code	Original Balance ($)
1	310912650	National Cancer Institute Center	8560 Progress Drive	Frederick	MD	21702	76,500,000
2	310911236	Windsor Hotel Portfolio II	Various	Various	Various	Various	68,200,000
2.01	310911236.01	Embassy Suites Las Vegas	3600 Paradise Road	Las Vegas	NV	89169
2.02	310911236.02	Renaissance Asheville	31 Woodfin Street	Asheville	NC	28801
2.03	310911236.03	Embassy Suites Arcadia	211 East Huntington Drive	Arcadia	CA	91006

2.04	310911236.04	Embassy Suites Alpharetta	5955 North Point Parkway	Alpharetta	GA	30022
3	310912511	WPC Self Storage Portfolio	Various	Various	Various	Various	48,157,500
3.01	310912511.01	Extra Space - San Diego	4455 Federal Boulevard	San Diego	CA	92102
3.02	310912511.02	Extra Space - Pearl City	98-710 Kuahao Place	Pearl City	HI	96782
3.03	310912511.03	Extra Space - Palmdale 10th Street	37909 10th Street East	Palmdale	CA	93550
3.04	310912511.04	Extra Space - Fresno	1844 South Cherry Avenue	Fresno	CA	93721

3.05	310912511.05	Extra Space - Palm Springs	1000 North Farrell Drive	Palm Springs	CA	92262
3.06	310912511.06	SecureCare - Chicago Adams	901 West Adams Street	Chicago	IL	60607
3.07	310912511.07	Extra Space - Apple Valley Town Center	19464 Town Center Drive	Apple Valley	CA	92308
3.08	310912511.08	Extra Space - Bakersfield Oswell	600 South Oswell Street	Bakersfield	CA	93307

3.09	310912511.09	Extra Space - Palmdale Sierra	38963 North Sierra Highway	Palmdale	CA	93550
3.10	310912511.10	Extra Space - Bakersfield Weedpatch	711 Weedpatch Highway	Bakersfield	CA	93307
3.11	310912511.11	Extra Space - South Gate	12024 Center Street	South Gate	CA	90280
3.12	310912511.12	Extra Space - Bakersfield Hughes	4242 Hughes Lane	Bakersfield	CA	93304
3.13	310912511.13	Extra Space - Rosamond	1616 West Rosamond Boulevard	Rosamond	CA	92595
3.14	310912511.14	Metro - Fort Worth	7600 McCart Avenue	Fort Worth	TX	76133

3.15	310912511.15	Extra Space - Apple Valley Powhatan	13533 Powhatan Court	Apple Valley	CA	92308
3.16	310912511.16	SecureCare - Rockford Alpine	4548 American Road	Rockford	IL	61109
3.17	310912511.17	SecureCare - Chicago Elston	4995 North Elston Avenue	Chicago	IL	60632
3.18	310912511.18	SecureCare - Rockford Main	3015 North Main Street	Rockford	IL	61103
3.19	310912511.19	Extra Space - Harbor City	1239 West 253rd Street	Harbor City	CA	90710

3.20	310912511.20	Extra Space - Rubidoux	2431 Rubidoux Boulevard	Rubidoux	CA	92509
3.21	310912511.21	Extra Space - Anaheim	1441 North Baxter Street	Anaheim	CA	92806
3.22	310912511.22	Extra Space - Riverside	395 Iowa Avenue	Riverside	CA	92507
3.23	310912511.23	Extra Space - Bakersfield Buck Owens	4600 Buck Owens Boulevard	Bakersfield	CA	93308
3.24	310912511.24	Extra Space - Kona	71-5562 Lawehana Street	Kailua-Kona	HI	96740

3.25	310912511.25	Extra Space - Grand Terrace	21971 DeBerry Street	Grand Terrace	CA	92313
3.26	310912511.26	SecureCare - Alpine Annex	4624, 4632, 4740, 4758, 4770, 4902 and 4924 American Road	Rockford	IL	61109
			11647-11749 Rosecrans Avenue; 11723 Petticoat Lane; 13901-14135 Pioneer Boulevard;
4	310911846	Norwalk Town Square	11637-11735 The Plaza	Norwalk	CA	90650	27,500,000
5	310911654	Resort MHC	1101 South Ellsworth Road	Mesa	AZ	85208	23,000,000
6	310912823	Citrus Crossing	800-870 East Alosta Avenue and 305-377 North Citrus Avenue	Azusa	CA	91702	22,500,000

7	310911133	Boca Industrial Park	500 Northwest 77th Street	Boca Raton	FL	33487	22,250,000
13	310911882	Williams Centre Plaza	5340-5480 East Broadway Boulevard	Tucson	AZ	85711	16,750,000
14	310913526	Claremont Village Square	1-201 North Indian Hill Boulevard	Claremont	CA	91711	15,100,000
17	310912205	Pyramid Office	601 Northwest Loop 410	San Antonio	TX	78216	15,000,000
18	310911134	91-99 Paidge Avenue	91-99 Paidge Avenue	Brooklyn	NY	11222	15,150,000

20	310911694	Montclair on the Park - Missouri	18 South Kingshighway Boulevard	Saint Louis	MO	63108	13,800,000
21	310911648	North Torrance Plaza	4840-5050 West 190th Street	Torrance	CA	90503	13,500,000
23	310912596	Hacienda MHC	3231 Vineyard Avenue	Pleasanton	CA	94566	13,000,000

28	310912536	Willow Lawn	5001 West Broad Street	Richmond	VA	23230	10,800,000
32	310912472	Vermont Galleria	440 South Vermont Avenue	Los Angeles	CA	90020	10,000,000
35	860913459	800, 804 & 763 Buildings	800 & 804 Ocean Drive; 763 Collins Avenue	Miami Beach	FL	33139	9,200,000

41	310912340	Hampton Inn - Pennsylvania	4575 McKnight Road	Pittsburgh	PA	15237	8,000,000
42	310911985	Hilton Garden Inn - Denver Airport	16475 East 40th Circle	Aurora	CO	80011	8,000,000
45	820913298	64th & Greenway	6321 & 6339 East Greenway Road	Phoenix	AZ	85254	7,550,000

46	310912304	Gulfgate Square	6800-6888 Gulf Freeway	Houston	TX	77087	7,550,000
48	310912357	Extra Storage	1483 Broadway	Chula Vista	CA	91911	7,000,000
53	310911089	Elks Building	921 11th Street	Sacramento	CA	95814	6,500,000

54	310911613	Central Self Storage - Corte Madera	31 San Clemente Drive	Corte Madera	CA	94925	6,390,000
57	310912856	Natomas Self Storage	2640 El Centro Road	Sacramento	CA	95833	6,000,000
60	410913109	Quality Court Business Complex	521 Central Drive; 2434 Bowland Parkway; 2581-97 Quality Court	Virginia Beach	VA	23454	5,000,000
61	410911509	Van Buren Estates	16800 Lohr Road	Belleville	MI	48111	4,750,000
65	410912266	CVS - Victorville	14426 Palmdale Road	Victorville	CA	92392	4,400,000
71	410912620	Waynewood Apartments	6737 North Wayne Road	Westland	MI	48185	3,900,000

75	410913823	Assured Self Storage	8110 South Cockrell Hill Road	Dallas	TX	75236	3,454,750
77	410913472	Northfield Point Marketplace	5365-5407 Crooks Road	Troy	MI	48034	2,800,000
81	410912208	High Cliff Estates MHC	1701 2nd Street East	Milan	IL	61264	2,360,000
85	410912437	Rivergate Self Storage	1323 Northwest Broad Street	Murfreesboro	TN	37129	1,950,000
86	410913294	Park Estates MHC	51300 Michigan Avenue	Van Buren Township	MI	48111	1,855,000
88	410912347	Security Public Storage - Ceres	3020, 3031, 3032 Dale Court	Ceres	CA	95307	1,500,000

Ex. A-1

Mortgage Loan Schedule

Mortgage Loan Number	Securitization Control Number	Property Name	Cut-off Date Balance ($)	First Monthly Payment Following the Cut-off Date	First P&I Payment After Amortization Begins(1)	Interest Accrual Basis	Mortgage Rate	Administrative Fee Rate	Maturity Date or Anticipated Repayment Date	Original Term to Maturity or Anticipated Repayment Date (Mos.)	Remaining Term to Maturity or Anticipated Repayment Date (Mos.)
1	310912650	National Cancer Institute Center	76,500,000	341,062.50	454,505.63	Actual/360	5.35000%	0.02700%	8/1/2021	120	112
2	310911236	Windsor Hotel Portfolio II	67,279,272	418,807.68	418,807.68	Actual/360	5.50000%	0.02700%	7/1/2016	60	51
2.01	310911236.01	Embassy Suites Las Vegas
2.02	310911236.02	Renaissance Asheville
2.03	310911236.03	Embassy Suites Arcadia

2.04	310911236.04	Embassy Suites Alpharetta
3	310912511	WPC Self Storage Portfolio	48,157,500	208,682.50	264,438.08	Actual/360	5.20000%	0.02700%	7/1/2021	120	111
3.01	310912511.01	Extra Space - San Diego
3.02	310912511.02	Extra Space - Pearl City
3.03	310912511.03	Extra Space - Palmdale 10th Street

3.04	310912511.04	Extra Space - Fresno
3.05	310912511.05	Extra Space - Palm Springs
3.06	310912511.06	SecureCare - Chicago Adams
3.07	310912511.07	Extra Space - Apple Valley Town Center
3.08	310912511.08	Extra Space - Bakersfield Oswell

3.09	310912511.09	Extra Space - Palmdale Sierra
3.10	310912511.10	Extra Space - Bakersfield Weedpatch
3.11	310912511.11	Extra Space - South Gate
3.12	310912511.12	Extra Space - Bakersfield Hughes
3.13	310912511.13	Extra Space - Rosamond
3.14	310912511.14	Metro - Fort Worth

3.15	310912511.15	Extra Space - Apple Valley Powhatan
3.16	310912511.16	SecureCare - Rockford Alpine
3.17	310912511.17	SecureCare - Chicago Elston
3.18	310912511.18	SecureCare - Rockford Main
3.19	310912511.19	Extra Space - Harbor City

3.20	310912511.20	Extra Space - Rubidoux
3.21	310912511.21	Extra Space - Anaheim
3.22	310912511.22	Extra Space - Riverside
3.23	310912511.23	Extra Space - Bakersfield Buck Owens
3.24	310912511.24	Extra Space - Kona

3.25	310912511.25	Extra Space - Grand Terrace
3.26	310912511.26	SecureCare - Alpine Annex

4	310911846	Norwalk Town Square	27,259,020	151,515.54	151,515.54	Actual/360	5.23000%	0.02700%	8/1/2021	120	112
5	310911654	Resort MHC	22,801,387	127,720.08	127,720.08	Actual/360	5.30000%	0.02700%	8/1/2021	120	112
6	310912823	Citrus Crossing	22,307,737	125,643.08	125,643.08	Actual/360	5.35000%	0.02700%	8/1/2021	120	112

7	310911133	Boca Industrial Park	22,250,000	94,191.67	120,533.03	Actual/360	5.08000%	0.02700%	8/1/2021	120	112
13	310911882	Williams Centre Plaza	16,605,456	98,494.57	98,494.57	Actual/360	5.82000%	0.02700%	7/1/2021	120	111
14	310913526	Claremont Village Square	15,049,818	83,195.81	83,195.81	Actual/360	5.23000%	0.02700%	1/1/2022	120	117
17	310912205	Pyramid Office	14,832,658	89,268.77	89,268.77	Actual/360	5.18000%	0.02700%	9/1/2016	60	53
18	310911134	91-99 Paidge Avenue	14,817,796	106,495.43	106,495.43	Actual/360	5.76500%	0.02700%	6/1/2021	120	110

20	310911694	Montclair on the Park - Missouri	13,681,440	81,323.79	81,323.79	Actual/360	5.84000%	0.02700%	7/1/2021	120	111
21	310911648	North Torrance Plaza	13,457,536	76,651.52	76,651.52	Actual/360	5.50000%	0.02700%	1/1/2022	120	117
23	310912596	Hacienda MHC	12,878,295	69,073.51	69,073.51	Actual/360	4.91000%	0.02700%	8/1/2016	60	52

28	310912536	Willow Lawn	10,718,943	60,443.23	60,443.23	Actual/360	5.37000%	0.02700%	9/1/2021	120	113
32	310912472	Vermont Galleria	9,909,783	54,233.55	54,233.55	Actual/360	5.09000%	0.02700%	8/1/2021	120	112
35	860913459	800, 804 & 763 Buildings	9,191,228	51,948.34	51,948.34	Actual/360	5.45000%	0.07700%	3/1/2022	120	119

41	310912340	Hampton Inn - Pennsylvania	7,965,692	50,813.07	50,813.07	Actual/360	5.85000%	0.02700%	1/1/2022	120	117
42	310911985	Hilton Garden Inn - Denver Airport	7,913,148	41,683.58	41,683.58	Actual/360	4.74000%	0.02700%	7/1/2016	60	51
45	820913298	64th & Greenway	7,550,000	38,127.50	48,922.04	Actual/360	6.06000%	0.07700%	11/1/2016	60	55

46	310912304	Gulfgate Square	7,510,623	42,868.07	42,868.07	Actual/360	5.50000%	0.02700%	11/1/2021	120	115
48	310912357	Extra Storage	6,930,195	38,221.84	38,221.84	Actual/360	5.15000%	0.02700%	7/1/2021	120	111
53	310911089	Elks Building	6,419,098	39,143.08	39,143.08	Actual/360	5.30000%	0.02700%	8/1/2021	120	112

54	310911613	Central Self Storage - Corte Madera	6,337,105	36,281.72	36,281.72	Actual/360	5.50000%	0.02700%	8/1/2021	120	112
57	310912856	Natomas Self Storage	5,959,466	39,283.98	39,283.98	Actual/360	6.17000%	0.02700%	11/1/2021	120	115
60	410913109	Quality Court Business Complex	4,986,536	30,753.35	30,753.35	Actual/360	6.24000%	0.02700%	1/1/2022	120	117
61	410911509	Van Buren Estates	4,691,556	28,801.54	28,801.54	Actual/360	5.37000%	0.02700%	8/1/2021	120	112
65	410912266	CVS - Victorville	4,362,323	24,542.81	24,542.81	Actual/360	5.34000%	0.02700%	8/1/2021	120	112
71	410912620	Waynewood Apartments	3,865,682	21,439.42	21,439.42	Actual/360	5.21000%	0.02700%	8/1/2021	120	112

75	410913823	Assured Self Storage	3,444,750	20,491.38	20,491.38	Actual/360	5.90000%	0.02700%	1/1/2022	120	117
77	410913472	Northfield Point Marketplace	2,785,817	18,818.41	18,818.41	Actual/360	6.45000%	0.02700%	12/1/2021	120	116
81	410912208	High Cliff Estates MHC	2,341,619	15,699.75	15,699.75	Actual/360	6.34000%	0.02700%	10/1/2016	60	54
85	410912437	Rivergate Self Storage	1,946,069	11,628.62	11,628.62	Actual/360	5.95000%	0.02700%	2/1/2022	120	118
86	410913294	Park Estates MHC	1,853,503	11,241.20	11,241.20	Actual/360	6.10000%	0.02700%	3/1/2022	120	119
88	410912347	Security Public Storage - Ceres	1,494,705	9,167.58	9,167.58	Actual/360	6.18000%	0.02700%	12/1/2021	120	116

Ex. A-2

Mortgage Loan Schedule

Mortgage Loan Number	Securitization Control Number	Property Name	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Cross Collateralized and Cross Defaulted Loan Flag	Prepayment Provisions(2)	Ownership Interest	Mortgage Loan Seller(3)	Due Date
1	310912650	National Cancer Institute Center	312	312		L(32),D(84),O(4)	Fee	WFB	1
2	310911236	Windsor Hotel Portfolio II	300	291		L(33),D(23),O(4)	Fee	WFB	1
2.01	310911236.01	Embassy Suites Las Vegas
2.02	310911236.02	Renaissance Asheville
2.03	310911236.03	Embassy Suites Arcadia

2.04	310911236.04	Embassy Suites Alpharetta
3	310912511	WPC Self Storage Portfolio	360	360		L(33),D(83),O(4)	Various	WFB	1
3.01	310912511.01	Extra Space - San Diego
3.02	310912511.02	Extra Space - Pearl City
3.03	310912511.03	Extra Space - Palmdale 10th Street

3.04	310912511.04	Extra Space - Fresno
3.05	310912511.05	Extra Space - Palm Springs
3.06	310912511.06	SecureCare - Chicago Adams
3.07	310912511.07	Extra Space - Apple Valley Town Center
3.08	310912511.08	Extra Space - Bakersfield Oswell

3.09	310912511.09	Extra Space - Palmdale Sierra
3.10	310912511.10	Extra Space - Bakersfield Weedpatch
3.11	310912511.11	Extra Space - South Gate
3.12	310912511.12	Extra Space - Bakersfield Hughes
3.13	310912511.13	Extra Space - Rosamond
3.14	310912511.14	Metro - Fort Worth

3.15	310912511.15	Extra Space - Apple Valley Powhatan
3.16	310912511.16	SecureCare - Rockford Alpine
3.17	310912511.17	SecureCare - Chicago Elston
3.18	310912511.18	SecureCare - Rockford Main
3.19	310912511.19	Extra Space - Harbor City

3.20	310912511.20	Extra Space - Rubidoux
3.21	310912511.21	Extra Space - Anaheim
3.22	310912511.22	Extra Space - Riverside
3.23	310912511.23	Extra Space - Bakersfield Buck Owens
3.24	310912511.24	Extra Space - Kona
3.25	310912511.25	Extra Space - Grand Terrace
3.26	310912511.26	SecureCare - Alpine Annex

4	310911846	Norwalk Town Square	360	352		L(32),D(84),O(4)	Fee	WFB	1
5	310911654	Resort MHC	360	352		L(32),D(84),O(4)	Fee	WFB	1
6	310912823	Citrus Crossing	360	352		L(32),D(84),O(4)	Fee	WFB	1

7	310911133	Boca Industrial Park	360	360		L(32),D(84),O(4)	Fee	WFB	1
13	310911882	Williams Centre Plaza	360	351		L(33),GRTR 1% or YM(83),O(4)	Fee	WFB	1
14	310913526	Claremont Village Square	360	357		L(35),GRTR 1% or YM(81),O(4)	Fee	WFB	1
17	310912205	Pyramid Office	300	293		L(31),GRTR 1% or YM(25),O(4)	Fee	WFB	1
18	310911134	91-99 Paidge Avenue	240	230		L(34),D(82),O(4)	Fee	WFB	1

20	310911694	Montclair on the Park - Missouri	360	351		L(33),D(83),O(4)	Fee	WFB	1
21	310911648	North Torrance Plaza	360	357		L(27),D(89),O(4)	Fee	WFB	1
23	310912596	Hacienda MHC	360	352		L(32),D(24),O(4)	Fee	WFB	1

28	310912536	Willow Lawn	360	353		L(31),D(85),O(4)	Fee	WFB	1
32	310912472	Vermont Galleria	360	352		L(32),D(84),O(4)	Fee	WFB	1
35	860913459	800, 804 & 763 Buildings	360	359		L(25),D(91),O(4)	Fee	WFB	1

41	310912340	Hampton Inn - Pennsylvania	300	297		L(27),D(88),O(5)	Fee	WFB	1
42	310911985	Hilton Garden Inn - Denver Airport	360	351		L(33),D(23),O(4)	Fee	WFB	1
45	820913298	64th & Greenway	300	300		L(29),D(27),O(4)	Fee	WFB	1

46	310912304	Gulfgate Square	360	355		L(29),D(87),O(4)	Fee	WFB	1
48	310912357	Extra Storage	360	351		L(33),D(83),O(4)	Fee	WFB	1
53	310911089	Elks Building	300	292		L(32),D(84),O(4)	Fee	WFB	1

54	310911613	Central Self Storage - Corte Madera	360	352		L(32),D(84),O(4)	Fee	WFB	1
57	310912856	Natomas Self Storage	300	295		L(29),D(87),O(4)	Fee	WFB	1
60	410913109	Quality Court Business Complex	360	357		L(27),D(89),O(4)	Fee	WFB	1
61	410911509	Van Buren Estates	300	292		L(32),GRTR 1% or YM(84),O(4)	Fee	WFB	1
65	410912266	CVS - Victorville	360	352		L(32),GRTR 1% or YM(84),O(4)	Fee	WFB	1
71	410912620	Waynewood Apartments	360	352		L(32),GRTR 1% or YM(84),O(4)	Fee	WFB	1

75	410913823	Assured Self Storage	360	357		L(27),GRTR 1% or YM(89),O(4)	Fee	WFB	1
77	410913472	Northfield Point Marketplace	300	296		L(28),GRTR 1% or YM(88),O(4)	Fee	WFB	1
81	410912208	High Cliff Estates MHC	300	294		L(30),GRTR 1% or YM(26),O(4)	Fee	WFB	1
85	410912437	Rivergate Self Storage	360	358		L(26),D(90),O(4)	Fee	WFB	1
86	410913294	Park Estates MHC	360	359		L(25),GRTR 1% or YM(91),O(4)	Fee	WFB	1
88	410912347	Security Public Storage - Ceres	360	356		L(28),GRTR 1% or YM(88),O(4)	Fee	WFB	1

Ex. A-3

Mortgage Loan Schedule

Mortgage Loan Number	Securitization Control Number	Property Name	Grace Period (Days)	Secured by LOC (Y/N)	LOC Amount	Borrower Name	Excess Servicing Fee Rate	Master Servicing Fee Rate
1	310912650	National Cancer Institute Center	5	N	NAP	Riv 402 Sub, LLC		0.02000%
2	310911236	Windsor Hotel Portfolio II	5	N	NAP	Alpharetta Hotel Venture, LP; Arcadia Hotel Venture, LP; Nesbitt Asheville Venture LLC; Nesbitt L.V.C.C., LLC		0.02000%
2.01	310911236.01	Embassy Suites Las Vegas
2.02	310911236.02	Renaissance Asheville
2.03	310911236.03	Embassy Suites Arcadia

2.04	310911236.04	Embassy Suites Alpharetta
3	310912511	WPC Self Storage Portfolio	5	N	NAP	American WPC Storage (Multi) LLC; Alamo WPC Storage (TX) LLC		0.02000%
3.01	310912511.01	Extra Space - San Diego
3.02	310912511.02	Extra Space - Pearl City
3.03	310912511.03	Extra Space - Palmdale 10th Street

3.04	310912511.04	Extra Space - Fresno
3.05	310912511.05	Extra Space - Palm Springs
3.06	310912511.06	SecureCare - Chicago Adams
3.07	310912511.07	Extra Space - Apple Valley Town Center
3.08	310912511.08	Extra Space - Bakersfield Oswell

3.09	310912511.09	Extra Space - Palmdale Sierra
3.10	310912511.10	Extra Space - Bakersfield Weedpatch
3.11	310912511.11	Extra Space - South Gate
3.12	310912511.12	Extra Space - Bakersfield Hughes
3.13	310912511.13	Extra Space - Rosamond
3.14	310912511.14	Metro - Fort Worth

3.15	310912511.15	Extra Space - Apple Valley Powhatan
3.16	310912511.16	SecureCare - Rockford Alpine
3.17	310912511.17	SecureCare - Chicago Elston
3.18	310912511.18	SecureCare - Rockford Main
3.19	310912511.19	Extra Space - Harbor City

3.20	310912511.20	Extra Space - Rubidoux
3.21	310912511.21	Extra Space - Anaheim
3.22	310912511.22	Extra Space - Riverside
3.23	310912511.23	Extra Space - Bakersfield Buck Owens
3.24	310912511.24	Extra Space - Kona

3.25	310912511.25	Extra Space - Grand Terrace
3.26	310912511.26	SecureCare - Alpine Annex
4	310911846	Norwalk Town Square	5	N	NAP	Levian Family Norwalk, LLC; Hekmatravan Family Norwalk LLC		0.02000%
5	310911654	Resort MHC	5	N	NAP	ILA Resort II, LLC		0.02000%
6	310912823	Citrus Crossing	5	N	NAP	Citrus Crossing Properties Fee LLC		0.02000%

7	310911133	Boca Industrial Park	5	N	NAP	Boca Industrial Park, LTD.		0.02000%
13	310911882	Williams Centre Plaza	5	N	NAP	The Plaza at Williams Centre, L.L.C.		0.02000%
14	310913526	Claremont Village Square	5	N	NAP	Claremont Village Expansion Borrower LLC		0.02000%
17	310912205	Pyramid Office	5	N	NAP	MSB Pyramid LP		0.02000%
18	310911134	91-99 Paidge Avenue	0	N	NAP	Paidge Steel II, LLC		0.02000%

20	310911694	Montclair on the Park - Missouri	5	N	NAP	Forsyth Office, L.L.C.		0.02000%
21	310911648	North Torrance Plaza	5	N	NAP	North Torrance Plaza, LLC		0.02000%
23	310912596	Hacienda MHC	5	N	NAP	Pleasanton Hacienda I L.P.		0.02000%
28	310912536	Willow Lawn	5	N	NAP	Rebkee Partners Willow Lawn, LLC		0.02000%
32	310912472	Vermont Galleria	5	N	NAP	HK Town, LLC		0.02000%
35	860913459	800, 804 & 763 Buildings	5	N	NAP	Tiffany 3/8 Associates, Ltd.		0.07000%

41	310912340	Hampton Inn - Pennsylvania	5	N	NAP	McKnight Road Pittsburgh L.P.		0.02000%
42	310911985	Hilton Garden Inn - Denver Airport	5	N	NAP	Gateway Hotel LLC		0.02000%
45	820913298	64th & Greenway	5	N	NAP	Barclay Holdings XXI, L.L.C.		0.07000%
46	310912304	Gulfgate Square	5	N	NAP	ADD Gulfgate Holdings LLC		0.02000%
48	310912357	Extra Storage	5	N	NAP	Broadway Palomar Investments		0.02000%
53	310911089	Elks Building	5	N	NAP	Utah Partners, LLC		0.02000%

54	310911613	Central Self Storage - Corte Madera	5	N	NAP	CSS Corte Madera		0.02000%
57	310912856	Natomas Self Storage	5	N	NAP	Natomas Self Storage, L.P.		0.02000%
60	410913109	Quality Court Business Complex	7	N	NAP	Quality Court Business Complex, LLC		0.02000%
61	410911509	Van Buren Estates	5	N	NAP	Van Buren MHC, LLC		0.02000%
65	410912266	CVS - Victorville	5	N	NAP	14426 Palmdale Road, LLC		0.02000%
71	410912620	Waynewood Apartments	5	N	NAP	Waynewood Apartment Associates Limited Partnership		0.02000%

75	410913823	Assured Self Storage	5	N	NAP	AC SS Fund I Dallas, LLC		0.02000%
77	410913472	Northfield Point Marketplace	5	N	NAP	Northfield Point Retail L.L.C.		0.02000%
81	410912208	High Cliff Estates MHC	5	N	NAP	HIC MHPI, LLC		0.02000%
85	410912437	Rivergate Self Storage	5	N	NAP	AC SS Fund I Murfreesboro, LLC		0.02000%
86	410913294	Park Estates MHC	5	N	NAP	Park Estates MHP, LLC		0.02000%
88	410912347	Security Public Storage - Ceres	5	N	NAP	Security Public Storage-Ceres LLC		0.02000%

Ex. A-4

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1

Footnotes to Mortgage Loan Schedule

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in the Prospectus Supplement.

(1)	For Mortgage Loans that currently require only payments of interest but begin to amortize prior to Stated Maturity Date.
(2)	The prepayment provisions described in this Mortgage Loan Schedule are a general summary of the provisions of a mortgage loan that restrict the ability of the related borrower to voluntarily prepay the mortgage loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a mortgaged property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

•

“D(#)” means, with respect to any mortgage loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage asset in order to obtain a release of the related mortgaged property.

•

“L(#)” means, with respect to any mortgage loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

•

“O(#)” means, with respect to any mortgage loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•

“YM(#)” means, with respect to any mortgage loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a yield maintenance charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•

“D(#) or @%” means, with respect to any mortgage loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that mortgage loan in order to obtain a release of the related mortgaged property or during which prepayments of principal are permitted with the payment of a prepayment premium (equal to @% of the prepaid amount).

•

“GRTR of @% or YM(#)” means, with respect to any mortgage loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a yield maintenance charge and a prepayment premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

(3)	“WFB” denotes Wells Fargo Bank, National Association.

A-1

Exhibit B-1

Representations and Warranties with Respect to the Mortgage Loan Seller

The Mortgage Loan Seller hereby represents and warrants that, as of the Closing Date:

(a) The Mortgage Loan Seller is a national banking association, validly existing and in good standing under the laws of the United States.

(b) The Mortgage Loan Seller’s execution and delivery of, performance under, and compliance with this Agreement, will not violate the Mortgage Loan Seller’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Mortgage Loan Seller, is likely to affect materially and adversely the ability of the Mortgage Loan Seller to perform its obligations under this Agreement.

(c) The Mortgage Loan Seller has the full power and authority to consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

(d) This Agreement, assuming due authorization, execution and delivery by the other party or parties hereto, constitutes a valid, legal and binding obligation of the Mortgage Loan Seller, enforceable against the Mortgage Loan Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, fraudulent transfer, insolvency, reorganization, receivership, moratorium, liquidation, conservatorship and other laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations.

(e) The Mortgage Loan Seller is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Mortgage Loan Seller’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Mortgage Loan Seller to perform its obligations under this Agreement.

(f) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Mortgage Loan Seller of the transactions contemplated herein, except for (A) those consents, approvals, authorizations or orders that previously have been obtained and (B) those filings and recordings of Mortgage Loan Documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

Ex. B-1-1

(g) No litigation, arbitration, suit, proceeding or governmental investigation is pending or, to the best of the Mortgage Loan Seller’s knowledge, threatened against the Mortgage Loan Seller that, if determined adversely to the Mortgage Loan Seller, would prohibit the Mortgage Loan Seller from entering into this Agreement or that, in the Mortgage Loan Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Mortgage Loan Seller to perform its obligations under this Agreement.

(h) The transfer of the Mortgage Loans to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

(i) The Mortgage Loan Seller is not transferring the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

(j) The Mortgage Loan Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Purchaser, as contemplated herein.

(k) After giving effect to its transfer of the Mortgage Loans to the Purchaser, as provided herein, the value of the Mortgage Loan Seller’s assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Mortgage Loan Seller’s debts and obligations, including contingent and unliquidated debts and obligations of the Mortgage Loan Seller, and the Mortgage Loan Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

(l) The Mortgage Loan Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

(m) No proceedings looking toward liquidation, dissolution or bankruptcy of the Mortgage Loan Seller are pending or contemplated.

(n) The principal place of business and chief executive office of the Mortgage Loan Seller is located in the State of California.

(o) The consideration received by the Mortgage Loan Seller upon the sale of the Mortgage Loans constitutes at least fair consideration and reasonably equivalent value for such Mortgage Loans.

Ex. B-1-2

Exhibit B-2

Representations and Warranties with Respect to the Purchaser

The Purchaser hereby represents and warrants that, as of the Closing Date:

(a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

(b) The Purchaser’s execution and delivery of, performance under, and compliance with this Agreement, will not violate the Purchaser’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Purchaser, is likely to affect materially and adversely the ability of the Purchaser to perform its obligations under this Agreement.

(c) This Agreement, assuming due authorization, execution and delivery by the other party or parties hereto, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(d) No litigation, arbitration, suit, proceeding or governmental investigation is pending or, to the best of the Purchaser’s knowledge, threatened against the Purchaser that, if determined adversely to the Purchaser, would prohibit the Purchaser from entering into this Agreement or that, in the Purchaser’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Purchaser to perform its obligations under this Agreement.

(e) The Purchaser has the full power and authority to consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

(f) The Purchaser is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Purchaser to perform its obligations under this Agreement.

Ex. B-2-1

Exhibit C

Mortgage Loan Representations and Warranties

For purposes of this Exhibit C, the phrase “the Mortgage Loan Seller’s knowledge” and other words and phrases of like import shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Mortgage Loan Seller, its officers and employees responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth below in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth herein). All information contained in documents which are part of or required to be part of a Mortgage File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist) shall be deemed within the Mortgage Loan Seller’s knowledge.

The Mortgage Loan Seller hereby represents and warrants that, as of the date herein below specified or, if no such date is specified, as of the Closing Date, except with respect to the Exceptions described on Schedule C to this Agreement.

1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loan is true, complete (in accordance with the requirements of this Agreement and the Pooling and Servicing Agreement) and correct in all material respects as of the date of this Agreement.

2. Ownership of Mortgage Loan. Immediately prior to the transfer of the Mortgage Loans to the Purchaser, the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan. The Mortgage Loan Seller has full right, power and authority to transfer and assign each Mortgage Loan to or at the direction of the Purchaser free and clear of any and all pledges, liens, charges, security interests, participation interests and/or other interests and encumbrances. Upon consummation of transactions contemplated by this Agreement, the Mortgage Loan Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to each Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Mortgage Loan Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

3. Payment Record. As of the Closing Date, the Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Monthly Payment without giving effect to any applicable grace period. If the Mortgage Loan Seller was the originator of the Mortgage Loan, the Mortgage Loan has not been 60 days or more past due in respect of any Monthly Payment (without giving effect to any applicable grace period) at any time since the date of origination. If the Mortgage Loan Seller was not the originator of the Mortgage Loan, the Mortgage Loan has not, to the Mortgage Loan Seller’s

Ex. C-1

knowledge, been 60 days or more past due in respect of any Monthly Payment (without giving effect to any applicable grace period) at any time since the date of origination.

4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, and there are no liens and/or encumbrances that are pari passu with the lien of such Mortgage, in any event except for (a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and are referred to in the related lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy, a preliminary title policy with escrow instructions, or a “marked-up” commitment, in each case binding upon the title insurer), none of which (individually or in the aggregate) materially interferes with the security intended to be provided by such Mortgage, the current marketability or principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy, a preliminary title policy with escrow instructions or “marked-up” commitment, in each case binding upon the title insurer), none of which (individually or in the aggregate) materially interferes with the security intended to be provided by such Mortgage, the current marketability or principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which (individually or in the aggregate) materially interferes with the security intended to be provided by such Mortgage, the current marketability or principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan Seller did not require to be subordinated to the lien of such Mortgage and which do not (individually or in the aggregate) materially interfere with the security intended to be provided by such Mortgage, the current marketability or principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (f) condominium declarations of record and identified in such lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy, a preliminary title policy with escrow instructions or “marked-up” commitment, in each case binding upon the title insurer) and (g) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group (the foregoing items (a) through (f) being herein referred to as the “Permitted Encumbrances”). Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments and UCC Financing Statements, establishes and creates a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable security interest in favor of the holder thereof in all items of personal property owned by the related Borrower which are material to the conduct in the ordinary course of the Borrower’s business on the related Mortgaged Property. The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller). Such assignment of Mortgage (if any) constitutes a legal, valid,

Ex. C-2

binding and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of such Mortgage from the relevant assignor to the Trustee.

5. Assignment of Leases and Rents. There exists, to be included in the related Mortgage File as otherwise contemplated by this Agreement, an Assignment of Leases, either as a separate instrument or as part of the Mortgage, related to and delivered in connection with each Mortgage Loan that establishes and creates a valid, subsisting and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of or first priority lien on and security interest in, subject to applicable law, the property, rights and interests of the related Borrower described therein; and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller). Such assignment of Assignment of Leases (if any) constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of such Assignment of Leases from the relevant assignor to the Trustee. The Assignment of Leases (whether as a separate instrument or as part of the Mortgage), subject to applicable law, provides for, upon an event of default under the Mortgage Loan, the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

6. Mortgage Status; Waivers and Modifications. In the case of each Mortgage Loan, except by a written instrument which has been delivered to the Purchaser or its designee as a part of the related Mortgage File, (a) the related Mortgage (including any amendments or supplements thereto included in the related Mortgage File) has not been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded, (b) neither the related Mortgaged Property nor any material portion thereof has been released from the lien of such Mortgage and (c) the related Borrower has not been released from its obligations under such Mortgage, in whole or in material part, in each such event in a manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage.

7. Condition of Property; Condemnation. In the case of each Mortgage Loan, except as set forth in an engineering report prepared by a third party engineering consultant and included in the Servicing File and which has been delivered to the initial Subordinate Class Representative, the related Mortgaged Property is, to the Mortgage Loan Seller’s knowledge, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where: (1) an escrow of funds or insurance coverage or a letter of credit exists in an amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance; or (2) such repairs and maintenance have been completed; or (3) such repairs and maintenance are required to be completed and the amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance does not exceed 5% of the original principal balance of the related Mortgage Loan). None of the engineering reports referred to in the first sentence of this Paragraph 7 was prepared more than 18 months prior to the Closing Date. As of the date hereof, the Mortgage Loan Seller has no knowledge of any proceeding pending or written notice of any proceeding threatened for the condemnation of all or any material portion of the Mortgaged Property securing any Mortgage Loan. To the Mortgage Loan Seller’s knowledge (based solely on surveys (if any) and/or the

Ex. C-3

lender’s title policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan), as of the date of the origination of each Mortgage Loan, (a) all of the improvements on the related Mortgaged Property considered material in determining the appraised value of the Mortgaged Property at origination lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender’s title insurance policy referred to in Paragraph 8 below or that do not materially and adversely affect the value, marketability or current principal use of such Mortgaged Property, and (b) no improvements on adjoining properties encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the lender’s title insurance policy referred to in Paragraph 8 below.

8. Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association lender’s title insurance policy or a comparable form of lender’s title insurance policy approved for use in the applicable jurisdiction (the “Title Policy”) (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment binding on the title insurer) in the original principal amount of such Mortgage Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to any Permitted Encumbrances. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Mortgage Loan Seller’s knowledge, no material claims have been made thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee (including endorsement and delivery of the related Mortgage Note to the Purchaser and recording of the related Assignment of Mortgage in favor of Purchaser in the applicable real estate records), such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. Such Title Policy contains no exclusion for, or it affirmatively insures (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available), the following: (a) access to a public road; and (b) that if a survey was reviewed or prepared in connection with the origination of the related Mortgage Loan, the area shown on such survey is the same as the property legally described in the related Mortgage.

9. No Holdback. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto.

10. Mortgage Provisions. The Mortgage Loan Documents for each Mortgage Loan, together with applicable state law, contain customary and, subject to the exceptions set forth in Paragraph 13 below, enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of

Ex. C-4

the principal benefits of the security intended to be provided thereby, including, without limitation, foreclosure or similar proceedings (as applicable for the jurisdiction where the related Mortgaged Property is located).

11. Trustee under Deed of Trust. If the Mortgage for any Mortgage Loan is a deed of trust, then (a) a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the Mortgage and applicable law, and (b) no fees or expenses are payable to such trustee by the Mortgage Loan Seller, the Purchaser or any transferee thereof except in connection with a trustee’s sale after default by the related Borrower or such customary fee, as may be payable, in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan.

12. Environmental Conditions. Except in the case of the Mortgage Loans identified on Schedule C to this Agreement as Property Condition or Engineering Report Loans, where the environmental assessment with respect to lead based paint, asbestos containing materials, and radon gas was included in the Property Condition or Engineering Report, with respect to each Mortgaged Property (a) an environmental site assessment or an environmental site assessment update (each, an “Environmental Assessment”) was performed by an independent third party environmental consultant with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan, (b) a report of each such Environmental Assessment or, in the case of a Property Condition or Engineering Report Loan, the applicable Property Condition or Engineering Report, if any (each, an “Environmental Report”), is dated no earlier than twelve (12) months prior to the Closing Date and has been delivered to the Purchaser, and (c) either (i) no such Environmental Report, if any, provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property and the same has not been subsequently remediated in all material respects, then one or more of the following are true: (A) a party or parties not related to the related Borrower was identified as a responsible party for such condition or circumstance, (B) the related Borrower was required to provide additional security in an amount reasonably estimated by the Mortgage Loan Seller to be adequate to cure the violations and/or to obtain and, for the period contemplated by the related Mortgage Loan documents, maintain an operations and maintenance plan, (C) the related Borrower provided a “no further action” letter or other evidence acceptable to the Mortgage Loan Seller in its reasonable business judgment, that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, (D) such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than 2% of the outstanding principal balance of the related Mortgage Loan, (F) there exists an escrow of funds reasonably estimated by the Mortgage Loan Seller to be sufficient for purposes of effecting such remediation, (G) the related Borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority or

Ex. C-5

recommended by the environmental site assessment, (H) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions or (I) a responsible party provided a guaranty or indemnity to the related Borrower and/or the mortgagee to cover the costs of any required investigation, testing, monitoring or remediation and, as of the date of origination of the related Mortgage Loan, such responsible party had, in the Mortgage Loan Seller’s sole discretion, an appropriate net worth, or the financial ability to pay or perform all of its obligations under such guaranty or indemnity, in light of such material violation of applicable environmental laws with respect to such known circumstances or conditions relating to the related Mortgaged Property. To the Mortgage Loan Seller’s knowledge, there are no significant or material circumstances or conditions with respect to such Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any Borrower questionnaire delivered to Mortgage Loan Seller in connection with the issuance of any related environmental insurance policy, if applicable, that render such Mortgaged Property in material violation of any applicable environmental laws. For the Mortgaged Properties identified on Schedule C (Representation 12) to this Agreement, the Mortgage Loan Seller required the related Borrower to deliver, or the Mortgage Loan Seller itself obtained, a secured creditor impaired property insurance policy naming the Mortgage Loan Seller and its successors and/or assigns as a loss payee (a “Secured Creditor Policy”) or a pollution legal liability policy naming the Mortgage Loan Seller and its successors and/or assigns as an additional insured (a “PLL Policy”; a Secured Creditor Policy or a PLL Policy, an “Environmental Policy”) (provided that a Mortgaged Property will not be identified on Schedule C (Representation 12) to this Agreement unless the applicable Environmental Policy was obtained to specifically address an environmental concern or in lieu of obtaining a Phase I environmental assessment or conducting additional environmental testing); such Environmental Policy has been issued by an insurer with a claims paying ability rating or a financial strength rating, as applicable, of no less than “AA” (or the equivalent) by at least two nationally recognized statistical rating organizations registered with the Securities and Exchange Commission; such Environmental Policy is in full force and effect and all premiums required to be paid in connection with the issuance of such Environmental Policy have been so paid; and either such Environmental Policy, by its terms, inures to the benefit of the holder of the related Mortgage Loan or, subject to the Seller’s compliance with this Agreement, such Environmental Policy will be assigned to the Trustee within a reasonable period of time following the Closing Date. All Environmental Reports that were in the possession of the Mortgage Loan Seller and that relate to a Mortgaged Property identified on Schedule C (Representation 12) to this Agreement have been delivered to or disclosed to the environmental insurance carrier issuing the related Environmental Policy prior to the issuance of such Environmental Policy. Each Environmental Policy covering a Mortgaged Property identified on Schedule C (Representation 12) to this Agreement that constitutes a Secured Creditor Policy is in an amount either (1) at least equal to 125% of the outstanding principal balance of the related Mortgage Loan or (2) equal to the lesser of cleanup costs and the outstanding principal balance of the related Mortgage Loan and, in either case, such policy has a term ending no sooner than the date which is five years after the Stated Maturity Date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the Mortgage Loan to which it relates and either (x) does not provide for a deductible or (y) provides for a deductible and the amount of that deductible is held in escrow. Each Environmental Policy covering a Mortgaged Property identified on Schedule C (Representation 12) to this Agreement that constitutes a PLL Policy

Ex. C-6

(1) has a term that is coterminous with the Stated Maturity Date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan, (2) provides for a deductible in an amount reasonably acceptable to the Mortgage Loan Seller and (3) is in an amount reasonably acceptable to the Mortgage Loan Seller. The Mortgage for each Mortgage Loan encumbering the related Mortgaged Property or other related loan documents require the related Borrower to comply with all applicable federal, state and local environmental laws and regulations.

13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement executed by or on behalf of the related Borrower with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (i) and (ii)) such limitations or unenforceability will not render such loan documents invalid as a whole or substantially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby. Except as set forth in the immediately preceding sentence, there was no valid offset, defense, counter claim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other loan documents, including, without limitation, any such valid offset, defense, counter claim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other loan documents.

14. Insurance. Except in certain cases where tenants, having a net worth of at least $50,000,000 or an investment grade credit rating and an obligation to maintain the insurance described in this paragraph, are allowed to self-insure the related Mortgaged Properties, all improvements upon each Mortgaged Property securing a Mortgage Loan are insured under a fire and extended perils insurance (or the equivalent) policy in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Each Mortgaged Property securing a Mortgage Loan is the subject of a business interruption or rent loss insurance policy (except where an applicable tenant lease does not permit the tenant to abate rent under any circumstances) providing coverage for at least twelve (12) months (18 months for Mortgage Loans above $35 million) (or a specified dollar amount which, in the reasonable judgment of the Mortgage Loan Seller, will cover no less than twelve (12) months (18 months for Mortgage Loans above $35 million) of rental income). Set forth on Schedule C (Representation 14) to this Agreement is a list of those Mortgaged Properties as to which a tenant having a net worth of at least $50,000,000 or an investment grade rating provided self-insurance, as contemplated by the second preceding sentence, as of the date of origination of the subject Mortgage Loan. All such hazard insurance policies described above contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns,

Ex. C-7

as mortgagee as an additional insured in the case of liability insurance policies or as a mortgage and/or loss payee in the case of property insurance policies, and are not cancelable without prior written notice to the mortgagee for property policy and first named insured for liability policy; and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Except under circumstances that would be reasonably acceptable to a prudent commercial mortgage lender, the Mortgage for each Mortgage Loan provides that proceeds paid under any such casualty insurance policy will (or, at the lender’s option, will) be applied either to the repair or restoration of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan; provided that the related Mortgage may entitle the related Borrower to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property or payment of amounts due under the Mortgage Loan; and provided, further, that, if the related Borrower holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground Lease (as defined in Paragraph 18 below). Each Mortgage requires that the Borrower or a tenant of the Borrower maintain insurance as described above or permits the mortgagee to require insurance or self-insurance as described above, and permits the mortgagee to purchase such insurance at the Borrower’s expense if Borrower fails to do so or provides that the mortgagee has the general right to cure defaults of the Borrower. Each Mortgaged Property is also covered by comprehensive general liability insurance in an amount at least equal to $1 million. If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain flood insurance in respect thereof to the extent such flood insurance is available.

15. Taxes and Assessments. To the Mortgage Loan Seller’s knowledge, there are no delinquent property taxes or assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan that are a lien of priority equal to or higher than the lien of the related Mortgage, or if there are such delinquent charges or taxes, or if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

16. Borrower Bankruptcy. To the Mortgage Loan Seller’s knowledge, as of the date of origination and as of the Closing Date, no Borrower under a Mortgage Loan is a debtor in any state or federal bankruptcy, insolvency or similar proceeding. To the Mortgage Loan Seller’s knowledge, as of the origination of the Mortgage Loan, none of (x) the nonrecourse carveout guarantors or nonrecourse carveout indemnitors under the Mortgage Loan, (y) any tenant with respect to more than 75% of the net rentable area at the related Mortgaged Property that is an Affiliate of the Borrower or (z) the sole tenant at the Mortgaged Property (in the case of this clause (z), if substantially all of the Mortgaged Property is leased to a single tenant and the tenant was the owner of the Mortgaged Property immediately prior to the origination of the Mortgage Loan) was then a debtor in any state or federal bankruptcy, insolvency or similar proceeding.

Ex. C-8

17. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related title policy, or based on such other due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Mortgaged Property is located (including, without limitation, when commercially reasonable, a representation of the related Borrower at the time of origination of the subject Mortgage Loan), the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable zoning laws and ordinances or constitute a legal non-conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect (i) the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of such Mortgage Loan; or (ii) the principal use of the Mortgaged Property as of the date of the origination of such Mortgage Loan). As of the date of origination, with respect to each legal non-conforming use or structure, the originator determined (based on either (x) any of a review of the applicable zoning law, a letter from a governmental authority, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related title policy or a combination of the foregoing or (y) due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Mortgaged Property is located) that if a casualty occurred at that time, the Mortgaged Property could have been restored or repaired to such an extent that the use or structure of the restored or repaired property would be substantially the same use or structure, or law and ordinance insurance has been obtained, or a holdback has been established and the Borrower is required to take steps necessary to cause the Mortgaged Property to become a conforming use or structure.

18. Leasehold Estate Only. If any Mortgage Loan is secured by the interest of a Borrower as a lessee under a ground lease of all or a material portion of a Mortgaged Property (together with any and all written amendments and modifications thereof and any and all estoppels from or other agreements with the ground lessor, a “Ground Lease”), but not by the related fee interest in such Mortgaged Property or such material portion thereof (the “Fee Interest”), then:

(a) Such Ground Lease or a memorandum thereof has been submitted for recording; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of material changes reflected in written instruments which are a part of the related Mortgage File;

(b) The related lessee’s leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Permitted Encumbrances;

(c) The Borrower’s interest in such Ground Lease is assignable to, and is thereafter further assignable by, the Purchaser upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it either has been

Ex. C-9

obtained or cannot be unreasonably withheld; provided that such Ground Lease has not been terminated and all amounts owed thereunder have been paid). If required by such Ground Lease, the lessor has received notice of the lien of the related Mortgage in accordance with the provisions of such Ground Lease;

(d) The related ground lessor has agreed to provide the holder of the Mortgage Loan notice and the holder of such Mortgage Loan is permitted a reasonable time to cure any default or breach by the lessee thereunder, including such time as is necessary to gain possession of the Mortgaged Property, by foreclosure or otherwise, if possession is necessary to effect such cure, before the lessor thereunder may terminate such Ground Lease;

(e) In connection with the origination of such Mortgage Loan, the related ground lessor provided an estoppel to the originator confirming that the related Borrower was not then in default under such Ground Lease; such Ground Lease provides that no notice of termination given under such Ground Lease is effective against the mortgagee under such Mortgage Loan unless a copy has been delivered to the mortgagee; the Mortgage Loan Seller has not received any written notice of default under or termination of such Ground Lease; to the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease; and, to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(f) Such Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the mortgagee if it takes possession of such leasehold interest) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years if such Mortgage Loan fully or substantially amortizes by the stated maturity;

(g) Such Ground Lease requires the lessor to enter into a new lease with a mortgagee upon termination of such Ground Lease as a result of a rejection of such Ground Lease in a bankruptcy proceeding involving the related Borrower, unless the mortgagee under such Mortgage Loan fails to cure a curable default of the lessee under such Ground Lease following notice thereof from the lessor;

(h) Under the terms of such Ground Lease and the related Mortgage, taken together, any related casualty insurance proceeds with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender) or (ii) to the payment of the

Ex. C-10

outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

(i) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender on a similar mortgaged property in the lending area where the Mortgaged Property is located at the time of the origination of such Mortgage Loan; and

(j) Such Ground Lease may not be amended or modified or any such amendment or modification will not be effective against the mortgagee without the prior written consent of the mortgagee under such Mortgage Loan, and any such action without such consent is not binding on such mortgagee, its successors or assigns, provided that such mortgagee has provided the ground lessor with notice of its lien in accordance with the terms of such Ground Lease.

19. Qualified Mortgage. Such Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code and Treasury Regulations Section 1.860G-2(a) (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2)).

20. Advancement of Funds. In the case of each Mortgage Loan, neither the Mortgage Loan Seller nor, to the Mortgage Loan Seller’s knowledge, any prior holder of such Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (other than amounts paid by the tenant as specifically provided under a related lease), for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.

21. No Equity Interest, Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related Borrower, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or provides for the negative amortization of interest, except that, in the case of an ARD Loan, such Mortgage Loan provides that, during the period commencing on or about the related Anticipated Repayment Date and continuing until such Mortgage Loan is paid in full, (a) additional interest shall accrue and may be compounded monthly and (b) a portion of the cash flow generated by such Mortgaged Property will be applied each month to pay down the principal balance thereof in addition to the principal portion of the related Monthly Payment.

22. Legal Proceedings. To the Mortgage Loan Seller’s knowledge, there are no pending actions, suits, governmental investigations or proceedings by or before any court or governmental authority against or affecting the Borrower under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Borrower or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property, the

Ex. C-11

principal benefit of the security intended to be provided by the Mortgage Loan Documents, the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or the current principal use of the Mortgaged Property.

23. Other Mortgage Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any mortgage lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or other underwriting criteria specified therein. To the Mortgage Loan Seller’s knowledge, except for cases involving Cross-Collateralized Mortgage Loans, none of the Mortgaged Properties securing the Mortgage Loans is encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgage. Each of the related Mortgage Loan Documents requires the Borrower to pay all reasonable costs and expenses related to obtaining consent to an encumbrance.

24. No Mechanics’ Liens. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, each Mortgaged Property securing a Mortgage Loan (exclusive of any related personal property) is free and clear of any and all mechanics’ and materialmen’s liens that are prior or equal to the lien of the related Mortgage and that are not bonded or escrowed for or covered by title insurance; and, to the Mortgage Loan Seller’s knowledge, no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and that is not bonded or escrowed for or covered by title insurance.

25. Compliance. Each Mortgage Loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

26. Licenses and Permits. To the Mortgage Loan Seller’s knowledge, as of the date of origination of each Mortgage Loan, and based on any of: (i) a letter from governmental authorities, (ii) a legal opinion, (iii) an endorsement to the related Title Policy, (iv) a representation of the related borrower at the time of origination of such Mortgage Loan, (v) a zoning report from a zoning consultant, or (vi) other due diligence that a commercially reasonable originator of similar mortgage loans in the jurisdiction where the related Mortgaged Property is located customarily performs in the origination of comparable mortgage loans, the Borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated or such material licenses, permits and franchises have otherwise been issued, and, as of the Cut-off Date, the Mortgage Loan Seller has no written notice that the related Borrower was not in possession of such licenses, permits and franchises or that such licenses, permits and franchises have not otherwise been issued.

27. Cross-Collateralization. No Mortgage Loan is cross-collateralized with any loan which is outside the Mortgage Pool.

28. Releases of Mortgaged Properties. No Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon (i) payment in full of all amounts due under the related Mortgage Loan or (ii) delivery of U.S. “government securities” within the meaning of

Ex. C-12

Treasury Regulations Section 1.860G-2(a)(8)(ii) in connection with a defeasance of the related Mortgage Loan; provided that the Mortgage Loans that are Cross-Collateralized Mortgage Loans and the other individual Mortgage Loans secured by multiple parcels may require the respective mortgagee(s) to grant releases of portions of the related Mortgaged Property or the release of one or more related Mortgaged Properties upon (i) the satisfaction of certain legal and underwriting requirements, (ii) the payment of a release price and, if so provided in the related Mortgage Loan Documents, prepayment consideration in connection therewith or (iii) the substitution of real property collateral; and provided, further, that any Mortgage Loan may permit the unconditional release of one or more unimproved parcels of land to which the Mortgage Loan Seller did not give any material value in underwriting the Mortgage Loan. With respect to any full or partial release or substitution of collateral, as contemplated by the provisos to the immediately preceding sentence, either: (a) such release or substitution of collateral (I) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and either (II)(a) would not cause the subject Mortgage Loan to fail to be “principally secured” by an interest in real property within the meaning of Section 1.860G-2(b)(7)(ii) or (iii) of the Treasury Regulations, except as may be permitted under Rev. Proc. 2010-30, 2010-36 I.R.B. 316, or (II)(b) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (b) the mortgagee or servicer can, in accordance with the related Mortgage Loan Documents, condition such release or substitution of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (a).

29. Defeasance. If such Mortgage Loan contains a provision for any defeasance of mortgage collateral, such Mortgage Loan either (A)(1) permits defeasance no earlier than two years after the Closing Date, (2) permits defeasance only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), in an amount sufficient to make all scheduled payments under the Mortgage Note and (3) has been transferred by the Mortgage Loan Seller with the intent that the defeasance provision not be utilized (x) for any reason other than to facilitate the disposition of the Mortgaged Property or any other customary commercial transaction or (y) as a part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages or (B) requires that a legal opinion or opinions be delivered with respect to the defeasance that states subject to customary assumptions and qualifications that the holder of such Mortgage Loan has a first priority perfected security interest in the defeasance collateral and that the defeasance will not cause the Trust to fail to qualify as a REMIC as defined in the REMIC Provisions (the “Legal Opinion”). The related Mortgage Loan Documents enable the lender to charge the Borrower for the expenses associated with permitting a defeasance and provide for the following items (or otherwise contain provisions pursuant to which the holder can require such items): (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Mortgage Loan for the remainder of its term, (b) the Legal Opinion, and (c) a letter or other written evidence from the Rating Agencies to the effect that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to the Certificates.

30. Fixed Rate Loan. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate.

Ex. C-13

31. Inspection. Each related Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

32. No Material Default. To the Mortgage Loan Seller’s knowledge, there exists no material default, breach, violation or event of acceleration under the Mortgage Note or Mortgage for any Mortgage Loan and no event has occurred which, with the passing of time or giving of notice and the expiration of any grace or cure period, would constitute such a material default or breach; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Mortgage Loan Seller in this Exhibit C. Neither the Mortgage Loan Seller nor any servicer on behalf of the Mortgage Loan Seller has accelerated the Mortgage Loan or commenced judicial or non-judicial foreclosure proceedings with respect to the Mortgage Loan.

33. Due-on-Sale. Except for transfers to specific parties that are identified and pre-approved in the Mortgage Loan Documents and except with respect to certain transfers by reason of family and estate planning and/or a substitution or release of collateral within the parameters of Paragraph 28 above, each Mortgage contains a “due on sale” clause which expressly or effectively provides for the acceleration of the payment of the unpaid principal balance and accrued interest of the related Mortgage Loan if, without the prior written consent of the holder of such Mortgage and/or the satisfaction of specified criteria set forth in the related Mortgage Loan Documents, the property subject to the Mortgage or any material portion thereof, or any controlling interest in the Borrower (except for a transfer of a controlling interest in the Borrower to a Person where one or more individuals specified in the Mortgage (i) own and control at least 50% of the same type of ownership interests in such Person and the Mortgaged Property as such individuals held in the original Borrower and the Mortgaged Property and (ii) such individuals continue to control the management of such Person and the Mortgaged Property), is directly or indirectly transferred or sold; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Borrower’s satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Borrower or constituent entities of the Borrower to a third party or parties related to the Borrower upon the Borrower’s satisfaction of certain conditions precedent.

34. Single Purpose Entity. The Borrower on each Mortgage Loan with a Cut-off Date Principal Balance of $10,000,000 or more, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a “Single Purpose Entity” shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any material assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan Documents, that it has its own books and records and accounts separate and apart from any other person, that it holds itself out as a legal entity (separate and apart from

Ex. C-14

any other person), that it will not guarantee or assume the debts of any other person, that it will not commingle assets with affiliates, and that it will not transact business with affiliates except on an arm’s-length basis.

35. Whole Loan. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

36. Security Interests in Hospitality Properties. If any Mortgaged Property securing a Mortgage Loan is operated as a hospitality property then (a) the security agreements, financing statements or other instruments, if any, related to the Mortgage Loan secured by such Mortgaged Property establish and create a valid and enforceable (subject to the exceptions set forth in Paragraph 13 above) first priority security interest in all items of personal property owned by the related Borrower which are material to the conduct in the ordinary course of the Borrower’s business on the related Mortgaged Property, subject only to purchase money security interests, personal property leases and security interests to secure revolving lines of credit and similar financing; and (b) one or more Uniform Commercial Code financing statements covering such personal property have been filed or recorded (or have been sent for filing or recording) wherever necessary to perfect under applicable law such security interests (to the extent a security interest in such personal property can be perfected by the filing of a Uniform Commercial Code financing statement under applicable law). The related assignment of such security interest (but for insertion of the name of the assignee and any related information which is not yet available to the Mortgage Loan Seller) executed and delivered in favor of the Trustee constitutes a legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

37. Prepayment Premiums. Prepayment Premiums payable with respect to each Mortgage Loan, if any, constitute “customary prepayment penalties” within meaning of Treasury Regulations Section 1.860G-1(b)(2).

38. Recourse. The related Mortgage Loan Documents contain provisions providing for recourse against the related Borrower, a principal of such Borrower or an entity controlled by a principal of such Borrower, or a natural person, for damages sustained in connection with the Borrower’s fraud, willful misrepresentation (unless the Mortgage Loan Documents refer to material misrepresentation without also referring to willful misrepresentation), failure to deliver insurance or condemnation proceeds or awards or security deposits to lender or to apply such sums as required under the Mortgage Loan Documents, failure to apply rents and other income during a default or after acceleration to either amounts owing under the loan or normal and necessary operating expenses of the property or commission of material physical waste at the Mortgaged Property. The related Mortgage Loan Documents contain provisions pursuant to which the related Borrower, a principal of such Borrower or an entity controlled by a principal of such Borrower, or a natural person, has agreed to indemnify the mortgagee for damages resulting from violations of any applicable environmental covenants.

39. Assignment of Collateral. There is no material collateral securing any Mortgage Loan that has not been assigned to the Purchaser.

Ex. C-15

40. Fee Simple or Leasehold Interests. The interest of the related Borrower in the Mortgaged Property securing each Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon.

41. Escrows. All escrow deposits (including capital improvements, environmental remediation reserves and other reserve deposits, if any) relating to any Mortgage Loan that were required to be delivered to the lender under the terms of the related Mortgage Loan Documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of Mortgage Loan Seller or its agents (which shall include the applicable Master Servicer). All such escrow deposits which are required for the administration and servicing of such Mortgage Loan are conveyed hereunder to the Purchaser. Any and all material requirements under each Mortgage Loan as to completion of any material improvements and as to disbursement of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or, if and to the extent not so complied with, the escrowed funds (or an allocable portion thereof) have not been released except in accordance with the terms of the related loan documents.

42. Operating Statements. In the case of each Mortgage Loan, the related Mortgage Loan Documents require the related Borrower, in some cases at the request of the lender, to provide to the holder of such Mortgage Loan operating statements and rent rolls not less frequently than quarterly and annually and financial statements of the Borrower not less frequently than annually (except if the Mortgage Loan has an outstanding principal balance of less than or equal to $4,000,000 as of the Cut-off Date or the related Mortgaged Property has only one tenant, in either of which cases the Mortgage Loan Documents require the Borrower, in some cases at the request of the lender, to provide to the holder of such Mortgage Loan operating statements and (if there is more than one tenant) rent rolls and/or financial statements of the Borrower annually), and such other information as may be required therein.

43. Appraisals. An appraisal of the related Mortgaged Property was conducted in connection with the origination of the Mortgage Loan, which appraisal is signed by an appraiser, who, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; in connection with the origination of the Mortgage Loan, each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

44. No Capital Contributions. The Mortgage Loan Seller has no obligation to make any capital contributions to the related Borrower under the Mortgage Loan.

45. Grace Periods. The related Mortgage or Mortgage Note provides a grace period for Monthly Payments no longer than ten (10) days from the applicable Due Date.

46. Access Routes. Based solely on surveys, title insurance reports, the Title Policy, the engineering report, the appraisal and/or other relevant documents included in the

Ex. C-16

Mortgage File, at the time of origination of the Mortgage Loan, the Mortgaged Property had access to a public road.

47. Tax Parcels. Each Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related Title Policy insuring same, or in certain instances an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part.

48. Loan Servicing. The servicing practices used with respect to each Mortgage Loan have been in all material respects legal, proper, and prudent.

49. Terrorism Insurance. With respect to each Mortgage Loan that has a Stated Principal Balance as of the Cut-off Date that is greater than or equal to $20,000,000, the related all risk insurance policy and business interruption policy do not specifically exclude acts of terrorism from coverage or a separate policy has been obtained covering acts of terrorism. As of the date of origination of the Mortgage Loan the related all risk insurance policy and business interruption policy did not, and as of the date hereof, to the Mortgage Loan Seller’s knowledge, the related all risk insurance policy and business interruption policy does not, specifically exclude acts of terrorism from coverage. The knowledge of the Mortgage Loan Seller referred to in the preceding sentence is based on the procedures described on Schedule C hereto. With respect to each of the Mortgage Loans, the related Mortgage Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for acts of terrorism or damages related thereto, except to the extent that any right to require such coverage may be limited by commercially reasonable availability, or as otherwise indicated on Schedule C to this Agreement.

50. Mortgaged Property Release upon Condemnation. In the event of a taking of any portion of the Mortgaged Property by a state, political subdivision or authority thereof, whether by condemnation, similar legal proceeding or by agreement in anticipation of such condemnation or other similar legal proceeding, if immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration), the Mortgage Loan would no longer be “principally secured by an interest in real property” within the meaning of Section 1.860G-2(b)(7) of the Treasury Regulations (except as may be permitted by Rev. Proc. 2010-30, 2010-36 I.R.B. 316), the terms of such Mortgage Loan and the related Mortgage require or permit the Mortgagee to apply an amount equal to the net proceeds of the condemnation or other similar award to pay down the principal balance of the Mortgage Loan rather than to be applied to the restoration of the Mortgaged Property or to be released to the Borrower.

Ex. C-17

SCHEDULE C

Exceptions to Mortgage Loan Representations and Warranties

The exceptions to the representations and warranties set forth below are grouped by mortgage loan seller and listed by the number of the related representation and warranty set forth on Exhibit C and the mortgage loan name and number identified on Exhibit A. Capitalized terms used but not otherwise defined in this Annex B-2 shall have the meanings set forth in Exhibit C or, if not defined therein, in the main body of the free writing prospectus or, if not defined therein, in the related mortgage loan purchase agreement.

Representation Number on Exhibit C	Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception
(2) Ownership of Mortgage Loan	800, 804 & 763 Buildings (No. 35)

Grandbridge Real Estate Capital is sub-servicer (cashiering) for the mortgage loan. The loan will be transferred to WFRBS Commercial Mortgage Trust 2012-C6 subject to the terms of the related sub-servicing agreement.

64th & Greenway (No. 45)

Northmarq Capital is sub-servicer (cashiering) for the mortgage loan. The loan will be transferred to WFRBS Commercial Mortgage Trust 2012-C6 subject to the terms of the related sub-servicing agreement.

(4) Lien; Valid Assignment	National Cancer Institute Center (No. 1)

Tenant (SAIC-Frederick) or U.S. Government has option exercisable at any time to purchase the subject property on fair market value-based formula. There is recourse carve-out to Mark C. Matan (current stated net worth of $97 million and liquidity of $18.6 million) for losses resulting from tenant’s exercise of purchase option where purchase price provides insufficient funds to defease the loan. Based on appraisal, dated June 13, 2011 obtained at origination, the “dark” value of the property is $84.7 million. If tenant is performing under its lease, the purchase option is not extinguished by a foreclosure.

Windsor Hotel Portfolio II (No. 2)

For Asheville, NC property only, Marriott International, Inc. (franchisor) has Right of First Refusal (ROFR) to acquire related property if there is transfer of a hotel or controlling direct or indirect interest in the Borrower to a Competitor (any person having an interest, other than as a passive investor in another hotel brand comprised of at least 10 hotels). The ROFR is not extinguished by foreclosure.

Citrus Crossing (No. 6)

(i) Pad site tenant (Pizza Hut) has a right of first refusal (ROFR) to purchase its leased premises if Borrower offers it for sale exclusive of the rest of the mortgaged property; the ROFR is not extinguished by foreclosure; also, (ii) Statutory Development Agreement and Owner Participation Agreement encumbers the subject property and provides that, beginning in 2013, if sales tax revenues from the property do not exceed the Minimum Sales Tax Revenue (initially $392,000 and subject to an annual CPI adjustment), owner is obligated to pay shortfall (up to $40,000 annually).

91-99 Paidge Avenue (No. 18)

Single tenant (Time Warner Entertainment Company, L.P.) has a right of first offer (ROFO) to purchase the leased premises. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof, or first subsequent conveyance.

Hilton Garden Inn - Denver Airport (No. 42)

Franchisor (Hilton Inns, Inc.) has Right of First Refusal (ROFR) to acquire related property. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

64th & Greenway (No. 45)

Major “leased fee” tenant (Fry’s) has a right of first refusal (ROFR) to purchase both its leased premises and the entire mortgaged property. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

Quality Court Business Complex (No. 60)

For one of three constituent properties, the “Lot 6” parcel (comprising 26,505 nrsf out of total 153,989 nrsf), the borrower owns 67.8% ownership interest in the related condominium regime. No material decisions of the association require greater than 2/3 approval of

Sch. C-1

Representation Number on Exhibit C	Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception
ownership interests.

Northfield Point Marketplace (No. 77)

Subject property is one unit in a two unit land condominium (a land development alternative to subdivision). There is no condominium association, but administration of condominium rotates annually between unit holders. Each unit is fully responsible for its respective maintenance. Capital improvements require consent of both unit holders. Approved assessments would be allocated 34.08% to subject property, and 65.92% to adjacent office unit, which is currently owned by borrower affiliate.

(7) Condition of Property; Condemnation	North Torrance Plaza (No. 21)

Huntington Beach, CA Citywide Traffic Study recommends frontage and intersection improvements that would affect the subject property by requiring a possible 12 foot dedication. Based on zoning consultant-provided information and underwriter analysis, approximately 22 parking spaces would be affected. No tenant remedies are triggered, nor is there apparent material adverse impact on functionality of the mortgaged property as a result of the dedication. The current parking is legally non-conforming (557 spaces existing v. 627 spaces required), but law and ordinance coverage was obtained.

Gulfgate Square (No. 46)

Borrower-provided information indicated that, based on discussions with Texas Department of Transportation at time subject property was acquired, the possible widening of Interstate 45 adjacent to the property is under consideration (some planning performed, but no official action taken). Plans to widen I-45 are tentatively scheduled for 2024, as funding is not forecast to be available prior to that time. The available plans from Texas Department of Transportation reflect an incursion of approximately 15 feet into the subject property. No material adverse impact is expected with respect to satisfying current tenant parking requirements.

(12) Environmental Conditions	WPC Self Storage Portfolio (No. 3)

With respect to the 4 of the 26 constituent properties, environmental concerns having an aggregate associated risk value of $1,350,000 were identified following Phase I and (where recommended) Phase II environmental site assessments: (i) Chicago Adams site had been used since the 1920’s for commercial printing and lithography ($250,000 associated risk); (ii) Chicago Elston site was used previously by a coal and oil distributor, involving at least 4 underground storage tanks and 8 above-ground storage tanks, May 2011 subsurface investigation identified trichloroethene (TCE) exceeding IEPA Soil Clean-up Standards; Borrower is conducting additional tests to determine extent and severity of TCE impacts ($400,000 associated risk); (iii) Fresno site involved leaking underground storage tanks (3 10,000 gallon fuel UST’s) that were discovered during in-place abandonment and closure; Fresno County Environmental Health System approved leaving impacted soil in place and closure ($400,000 associated risk); and (iv) South Gate site had been used for textile and furniture manufacturing ($300,000 risk value). An environmental insurance policy was issued by Great American Insurance Group, which has Best’s rating of “A: XIV”, with a policy limit of $2,000,000, subject to $25,000 deductible, and expiring 07.27.2021 (loan maturity is 07.01.2021).

91-99 Paidge Avenue (No. 18)

Phase I environmental site assessment is dated 02.04.2011 (more than 12 months prior to closing date for securitization) and identified no material environmental issues. However, due to historical use of the subject property as an asphalt plant, environmental insurance was obtained in conjunction with environmental indemnity (i.e., for so long as environmental insurance in place, indemnitor not liable for claims settled under such policy) with policy limit of $10 million, subject to a $500,000 deductible, and expiring 04.29.2021 (loan maturity is 06.01.2021). The policy was issued by Steadfast Insurance Company (Zurich Member Company) which is rated “AA- /Stable” by S&P.

Hacienda MHC (No. 23)

Phase I environmental site assessment is dated 03.28.2011 (more than 12 months prior to closing date for securitization). An O & M plan for asbestos-containing materials was recommended and implemented.

64th & Greenway (No. 45)

On-site dry cleaning operation (using closed loop system) has occupied the property since 1996. Phase I environmental site assessment performed by EMG recommended a subsurface investigation to evaluate potential impacts. In lieu of Phase II investigation, an environmental insurance policy issued by Great

Sch. C-2

Representation Number on Exhibit C	Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception
American Insurance Group, which has Best’s rating of “A: XIV” with a policy limit of $2,000,000, subject to $25,000 deductible, and expiring 11.01.2019 (loan maturity is 11.01.2016) was obtained.

	Rivergate Self Storage (No. 85)	Phase I environmental site assessment is dated 03.14.2011 (more than 12 months prior to closing date for securitization). No material environmental issues identified.

(14) Insurance	Windsor Hotel Portfolio II (No. 2)

Loan documents require 12 months rent loss coverage, together with 12 months extended period of indemnity. Of 4 constituent properties, largest allocated loan amount is $21,725,000 for Embassy Suites Las Vegas.

WPC Self Storage Portfolio (No. 3)

Loan documents require rent loss coverage for 12 months with 6 months extended period of indemnity. Property is comprised of 26 self storage properties located in 4 states. Largest allocated loan amount for single property is $6,273,000.

Citrus Crossing (No. 6)

Six tenants (including Applebee’s, Burger King, Jiffy Lube, KFC, Pizza Hut and Taco Bell pad sites) are “leased fee”, where tenant constructed improvements and maintains its own insurance. Subject to restoration obligations, casualty proceeds are payable to tenant and/or its leasehold mortgagee.

North Torrance Plaza (No. 21)

JP Morgan Chase pad site is “leased fee”, where tenant constructed improvements and maintains its own insurance. Subject to restoration obligations, casualty proceeds are payable to tenant and/or its leasehold mortgagee.

64th & Greenway (No. 45)

Fry’s (76% of nra/ 39% of total UW base rent) site is “leased fee”, where tenant constructed improvements and maintains its own insurance. Subject to restoration obligations, casualty proceeds are payable to tenant and/or its leasehold mortgagee. In addition, Fry’s has right to self-insure if it maintains $50 million net worth. No notice regarding self-insurance election received, however. At closing, Fry’s provided certificates of insurance evidencing in-place property (including business interruption and confirmation that co-insurance does not apply) and CGL insurance.

Gulfgate Square (No. 46)

IHOP and Whataburger pad sites are “leased fee”, where tenant constructed improvements and maintains its own insurance. Subject to restoration obligations, casualty proceeds are payable to tenant and/or its leasehold mortgagee.

CVS – Victorville (No. 65)

Borrower’s obligations to provide required insurance suspended if single tenant (CVS) either obtains third party coverage required by its lease or elects to self-insure. The CVS lease (i) does not require rent loss or terrorism coverage, and (ii) permits a $500,000 deductible for property and liability coverages; further, the CVS tenant has the right to self-insure for all coverages so long as tenant maintains an minimum net worth of $100 million. Tenant has currently elected to self-insure. If casualty occurs, the CVS lease provides in pertinent part that the tenant has the right to related proceeds subject to its obligation to restore the improvements.

(17) Local Law Compliance	National Cancer Institute Center (No. 1)

At time of securitization closing, the sole tenant, which is responsible for obtaining certificates of occupancy under the related lease, will not have obtained occupancy permits (although it has been paying rent since April 23, 2011). Partial certificates of occupancy are expected in May 2012 for atrium and June 2012 for laboratory space. Based on sponsor information, as of February 2012, tenant has spent over $80 million on its own build-out from $136 million budget; further, all but approximately $21,000 has been released from related $6,570,698 leasing reserve established at origination. In addition, tenant is obligated to reimburse landlord costs if it terminates the lease prior to the issuance of certificates of occupancy for the entire project, among other things.

800, 804 & 763 Buildings (No. 35)

Property (located in Miami, FL) is legally non-conforming as to density (2.5 FAR existing v. 2.0 FAR permitted) and setbacks (2.45 ft existing v. 5 ft required). The related Zoning Ordinance requires conformity to current zoning in the event of a 50% casualty. Law and ordinance coverage obtained as part of property insurance policy, but excluded in excess flood and wind coverage. Non-recourse carve-out from guarantor (Richard Goldman) obtained for related losses, however.

(18) Leasehold Estate Only	WPC Self Storage Portfolio (No. 3)	1 of the 26 properties comprising the mortgaged property involves a

Sch. C-3

Representation Number on Exhibit C	Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception

leasehold estate, as follows: Pearl City, HI (allocated loan amount of $3,450,000 or approximately 7.16% of outstanding loan amount). The entirety of related property is subject to ground lease, which expires 12.31.2036. Variations: (A) (Rep #18.d) Ground lease provides leasehold mortgagee with 120 day period within which to foreclose and cure any ground lease defaults; and (B) (Rep #18.f) Ground lease term expires 12.31.2036, which is less than 20 years beyond the loan’s stated maturity (07.01.2021).

(23) Other Mortgage Liens	Claremont Village Square (No. 14)

$1,243,000 existing secured subordinate debt payable by Borrower to Claremont Redevelopment Agency. In lieu of principal and interest payments on the junior debt, the secured subordinate debt requires payments to the subordinate lender from time to time only to the extent of a specified portion of cash available taking into account all debts, liabilities and obligations of the borrower then due or net insurance proceeds, condemnation proceeds or sale or refinancing proceeds after repayment of other outstanding debt. Subordination/standstill agreement obtained.

Elks Building (No. 53)

$850,000 existing secured subordinate debt payable by Borrower to Redevelopment Agency of the City of Sacramento (CA). Loan (dated 07.14.2006) was used to renovate restaurant-related portions of mortgaged property. The secured subordinate debt bears no interest and requires periodic payments of principal before maturity (25 year loan term) only to the extent that a restaurant operated on the premises generates income in excess of specified thresholds. Subordination agreement executed by junior lender with standstill provisions.

(29) Defeasance	WPC Self Storage Portfolio (No. 3)

WPC Self Storage Portfolio (26 properties) (310912511)($48,157,500): Variations to defeasance provisions include the following: (A) Borrower shall deliver a certificate at borrower’s option of either (1) Chatham Financial, (2) a regionally or nationally recognized public accounting firm reasonably acceptable to lender, or (3) a third party reputable defeasance advisor reasonably acceptable to Lender certifying that the total defeasance collateral will generate monthly amounts equal or greater than the scheduled defeasance payments; and (B) Borrower shall not be required to deliver a rating agency confirmation; also, Borrower is permitted to designate or establish successor borrower.

(34) Single Purpose Entity	WPC Self Storage Portfolio (No. 3)

Loan documents provide that if Borrower’s assets are included in a consolidated financial statement of its affiliates, Borrower does not have to (i) include notations on such financials to indicate the separateness of Borrower nor does it have to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such affiliates or any other Person; and (ii) have to list assets on Borrower’s own separate balance sheet.

Elks Building (No. 53)

Borrower is a Recycled SPE, and the prior owned property is not same as mortgaged property. The prior owned property was an adjacent building that was (i) included in Phase I and (ii) conveyed to sponsor affiliate prior to loan closing. No environmental issues were identified in connection with the prior owned property.

(40) Fee Simple or Leasehold Interests	National Cancer Institute Center (No. 1)	Indemnity Deed of Trust structure in place (MD property) where Borrower is a single member LLC and Guarantor (property owner) is MD LLC with corporate managing member

(45) Grace Periods	WPC Self Storage Portfolio (No. 3)

5-day late charge grace period; however, Borrower is not required to pay late charge (A) with respect to first 2 delinquent payments during any 12 month calendar period, or (B) with respect to first 2 delinquent payments following any change by lender to the Monthly Debt Service Payment Amount following notice of such change. Default interest applies during periods of late charge waiver, however.

(46) Access Routes	Central Self Storage - Corte Madera (No. 54)

Central Self Storage - Corte Madera (310911613)(6,390,000): Borrower is required to negotiate and record a corrected Reciprocal Easement Agreement to provide legal access benefiting the mortgaged property. Loan is full recourse to guarantors until access defect is cured (aggregate net worth of guarantors is in excess of $100 million). The title insurance company was apprised of the access issue and provided an access endorsement. The REA amendment is currently in process with the adjacent landowner/ lenders.

(49) Terrorism Insurance	64th & Greenway (No. 45)	Fry’s (76% of nra/ 39% of total UW base rent) site is “leased fee”, where tenant constructed improvements and maintains its own

Sch. C-4

Representation Number on Exhibit C	Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception

insurance. Subject to restoration obligations, casualty proceeds are payable to tenant and/or leasehold mortgagee; also, Fry’s has right to self-insure if it maintains $50 million net worth; No notice regarding self-insurance election received, however; At closing, Fry’s provided certificates of insurance evidencing in-place property (including business interruption and confirmation that co-insurance does not apply) and CGL insurance, but terrorism insurance not included.

CVS – Victorville (No. 65)

Borrower’s obligations to provide required insurance suspended if single tenant (CVS) either obtains third party coverage required by its lease or elects to self-insure. CVS lease does not require terrorism coverage.

Sch. C-5

Exhibit D-1

FORM OF CERTIFICATE OF THE SECRETARY OR

AN ASSISTANT SECRETARY OF THE MORTGAGE LOAN SELLER

Ex. D-1-1

WELLS FARGO BANK, NATIONAL ASSOCIATION

Form of Assistant Secretary’s Certificate

I, Hollye Sammons, an Assistant Secretary of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Bank”), HEREBY CERTIFY that:

1.	Attached hereto as Exhibit A is a true and complete copy of the Articles of Association of the Bank, which are in full force and effect on the date hereof.

2.	Attached hereto as Exhibit B is a true and correct copy of the By-laws of the Bank, which are in full force and effect on the date hereof.

3.	Attached hereto as Exhibit C is a true and complete copy of resolutions relating to loan sales and securitizations duly adopted by the Board of Directors of the Bank as of September 5, 2007. Such resolutions have not been modified, amended, rescinded or revoked and remain in full force and effect on the date hereof.

4.	Each person who as an officer or representative of the Bank signed (i) the Mortgage Asset Purchase Agreement dated as of March 16, 2012, between the Bank, as seller, and Wells Fargo Commercial Mortgage Securities, Inc., as purchaser (the “Purchaser”), (ii) the Indemnification Agreement dated as of dated as of March 16, 2012, among the Bank, the Purchaser, Wells Fargo Securities, LLC, RBS Securities Inc, J.P. Morgan Securities LLC and Citigroup Global Markets Inc., (iii) an Underwriting Agreement dated as of March 16, 2012, among the Bank, the Purchaser, Wells Fargo Securities, LLC, RBS Securities Inc. and Citigroup Global Markets Inc. and (iv) a Certificate Purchase Agreement dated as of March 16, 2012, among the Bank, the Purchaser, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and RBS Securities Inc., and any other document delivered in connection with the transactions contemplated thereby was at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative and the signatures of such persons appearing on such documents are their genuine signatures.

IN WITNESS WHEREOF, I have signed this Certificate as of April     , 2012.

Hollye Sammons
Assistant Secretary

Ex. D-1-2

Exhibit D-2

Form of Certificate of the Mortgage Loan Seller

CERTIFICATE OF MORTGAGE LOAN SELLER

In connection with the execution and delivery by Wells Fargo Bank, National Association (“Wells Fargo Bank”) of, and the consummation of the various transactions contemplated by, that certain Mortgage Loan Purchase Agreement dated as of March 16, 2012 (the “Mortgage Loan Purchase Agreement”) between Wells Fargo Bank, as seller, and Wells Fargo Commercial Mortgage Securities, Inc., as purchaser (the “Purchaser”), the undersigned hereby certifies that (i) except as previously disclosed to the Purchaser in writing, the representations and warranties of Wells Fargo Bank in or made pursuant to Section 4(a) of the Mortgage Loan Purchase Agreement are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof, (ii) Wells Fargo Bank has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Mortgage Loan Purchase Agreement to be performed or satisfied at or prior to the date hereof, and (iii) since the date of the Mortgage Loan Purchase Agreement, there will not have been, immediately prior to the transfer of the Mortgage Loans pursuant to the Mortgage Loan Purchase Agreement, any material adverse change in the financial condition of Wells Fargo Bank. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement.

Certified this day of April, 2012.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Ex. D-2-1